UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a -12

ALLISON TRANSMISSION HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 Years of Excellence

Allison Transmission

OUR HERITAGE. OUR VALUE. INNOVATION.

2016 PROXY STATEMENT

Letter from the Chairman and Chief Executive Officer

Dear Fellow Stockholder:

It is my pleasure, along with our Board of Directors, or Board, to invite you to the 2016 annual meeting of stockholders, or the 2016 Annual Meeting, of Allison Transmission Holdings, Inc. This year’s meeting will be held on Thursday, May 12, 2016 at 10:00 a.m. Eastern Time, at the Omni Severin Hotel located at 40 West Jackson Place, Indianapolis, Indiana 46225.

You will find information regarding the business to be conducted at the 2016 Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, including information you should consider when you vote your shares. We are mailing each of our stockholders a copy of our Notice of 2016 Annual Meeting of Stockholders and Proxy Statement, our 2015 Annual Report to Stockholders and other proxy materials on or about                     , 2016.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to submit your proxy promptly. You should have received a proxy card and postage-paid return envelope. You may submit your proxy for your shares by signing, dating and returning the proxy card or following the voting instructions on the proxy card or voting instruction form, as applicable, including by telephone or via the Internet.

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from such holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions.

Our Board unanimously recommends that you vote:

(1)

“FOR” the election of the three directors nominated by our Board—David F. Denison, David C. Everitt and James A. Star—to serve until (A) the 2017 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is approved by our stockholders, or (B) the 2019 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is not approved by our stockholders;

(2)	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;

(3)	“FOR” the approval of, in an advisory non-binding vote, the compensation paid to our named executive officers; and

(4)	“FOR” the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors.

Last year, our centennial year, was a successful year for Allison Transmission. Our employees, through their hard work and continued commitment to excellence, delivered solid financial results while providing customers with products and services that were critical to their businesses. In the face of challenging conditions in global end markets, we also returned capital to stockholders through share repurchases and quarterly dividends and continued to strengthen our balance sheet through strong free cash flow and refinancing activities. We have acted to improve our corporate governance by (i) adopting a majority voting standard for uncontested director elections, (ii) adopting proxy access for qualified stockholders, and (iii) submitting a binding proposal to declassify our Board to our stockholders. I appreciate your continued interest in and support of our company and look forward to seeing you at the 2016 Annual Meeting.

Sincerely,

Lawrence E. Dewey

Chairman and Chief Executive Officer

Notice of 2016 Annual Meeting of Stockholders

Thursday, May 12, 2016

10:00 a.m. Eastern Time

Omni Severin Hotel, 40 West Jackson Place, Indianapolis, IN 46225

Record Date

March 28, 2016

Items of Business

(1)

To elect three directors to serve until (A) the 2017 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is approved by our stockholders, or (B) the 2019 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is not approved by our stockholders;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;
(3)	An advisory non-binding vote to approve the compensation paid to our named executive officers;
(4)	To approve an amendment to our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors; and
(5)	To transact other business that may properly come before the 2016 Annual Meeting, or any adjournments or postponements thereof.

Admission

In order to be admitted to the 2016 Annual Meeting, you must present (i) proof of ownership of Allison stock on March 28, 2016, which is the record date for the 2016 Annual Meeting, and (ii) a form of photo identification such as a driver’s license. Proof of ownership can be:

•	a brokerage statement or letter from a bank or broker indicating ownership on March 28, 2016;
•	a proxy card;
•	a voting instruction form; or
•	a legal proxy provided by your broker, bank or nominee.

Voting

Your Vote is Important. Please submit a proxy for your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly submitting a proxy for your shares by signing, dating, and returning the enclosed proxy card will save the expenses and extra work of additional solicitation. You may also submit your proxy by telephone or via the Internet by following the voting instruction form or proxy card, as applicable. If you wish to submit your proxy by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Our Board unanimously recommends that you vote:

(1)

“FOR” the election of the three directors nominated by our Board—David F. Denison, David C. Everitt and James A. Star—to serve until (A) the 2017 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is approved by our stockholders, or (B) the 2019 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is not approved by our stockholders;

(2)	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;
(3)	“FOR” the approval of, in an advisory non-binding vote, the compensation paid to our named executive officers; and

(4)	“FOR” the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, May 12, 2016

On or about                     , 2016, we will mail to our stockholders a copy of this Notice of 2016 Annual Meeting of Stockholders and Proxy Statement, form of proxy card and our 2015 Annual Report to Stockholders. In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the Internet of our proxy materials related to our forthcoming annual meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.

The Notice of 2016 Annual Meeting of Stockholders and Proxy Statement, form of proxy card and our 2015 Annual Report to Stockholders are available at https://materials.proxyvote.com/01973R.

The accompanying proxy statement provides a detailed description of the business to be conducted at the 2016 Annual Meeting. We urge you to read the accompanying proxy statement, including the appendices and any documents incorporated by reference, carefully and in their entirety. If you have any questions concerning the business to be conducted at the 2016 Annual Meeting, would like additional copies of the proxy statement or need help submitting a proxy for your shares, please contact our proxy solicitor:

105 Madison Avenue

New York, New York

United States

Toll Free: +1.800.322.2885

Call collect: +1.212.929.5500

Email: proxy@mackenziepartners.com

By order of the Board of Directors

Eric C. Scroggins

Vice President, General Counsel and Secretary

Questions and Answers about the 2016 Annual Meeting and Voting	1

Why did I receive Proxy Materials?	1
Who is entitled to vote at the 2016 Annual Meeting?	1
What will I be voting on at the 2016 Annual Meeting and how does our Board recommend that I vote?	1
What does it mean if I receive more than one proxy card or voting instruction form from the Company?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How do I vote?	2
May I change my vote after I have submitted a proxy?	3
Who will serve as the proxy tabulator and inspector of election?	3
What vote is required to approve each proposal?	3
Who is paying for the cost of this proxy solicitation?	4
What do I need to do to attend the meeting in person?	5
Is there a list of stockholders entitled to vote at the 2016 Annual Meeting?	5
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	5
Could other matters be decided at the 2016 Annual Meeting?	5
What is Allison’s Internet address?	5
Who can answer my questions?	6
How can I obtain copies of these materials or copies of other documents?	6

Corporate Governance	7

Policies on Corporate Governance	7
Board Leadership Structure	7
Board Role in Risk Oversight	7
Director Independence	8
Nominations for Directors	8
Director Qualifications	8
Stockholder Communication with our Board	9

Certain Relationships and Related Party Transactions	10

Senior Notes Held by Executive Officers	10

Meetings and Committees of our Board	11

Board Composition	11
Board Meetings, Attendance and Executive Sessions	11
Board Committees	12
The Audit Committee	12
The Compensation Committee	12
The Nominating and Corporate Governance Committee	13
Compensation Committee Interlocks and Insider Participation	13

Stock Ownership	14

Security Ownership of Certain Beneficial Owners	14
Security Ownership of Directors and Officers	15
Section 16(a) Beneficial Ownership Reporting Compliance	16

Executive Officers	17

Proposal No. 1—To elect three directors	19

Nominees for Director	20
Directors Continuing in Office	22
Term Expiring at the 2017 Annual Meeting of Stockholders	22
Term Expiring at the 2018 Annual Meeting of Stockholders	24

Proposal No. 2—To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016	27

Report of the Audit Committee	28

Proposal No. 3—An advisory, non-binding vote to approve the compensation paid to our named executive officers	30

Proposal No. 4—To approve an amendment to our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors	31

Executive Compensation	33

Compensation Discussion and Analysis	33
Compensation-Related Risk Assessment	45
Grants of Plan-Based Awards for 2015	47
Options Exercised and Stock Vested during 2015	50
Pension Benefits for 2015	51
Nonqualified Deferred Compensation for 2015	51
Potential Payments upon Termination or Change-in-Control	52

Director Compensation	54

Director Compensation Policy	55
Director Deferred Compensation Plan	56
Equity Compensation Plan Information	56

Stockholder Proposals at 2017 Annual Meeting	57

Incorporation by Reference	57

APPENDIX A: Proposed Amendment to our Second Amended and Restated Certificate of Incorporation	A-1

Allison Transmission Holdings, Inc.

One Allison Way

Indianapolis, Indiana 46222

This Proxy Statement and accompanying proxy card are being provided to stockholders on or about             , 2016 in connection with the solicitation by the Board of Directors, or Board, of Allison Transmission Holdings, Inc., referred to in this Proxy Statement as Allison, we, us, our or the Company, of proxies to be voted at the 2016 annual meeting of stockholders, or the 2016 Annual Meeting, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2016 Annual Meeting of Stockholders. The 2016 Annual Meeting will be held at 10:00 a.m. Eastern Time on Thursday, May 12, 2016 at the Omni Severin Hotel located at 40 West Jackson Place, Indianapolis, Indiana 46225.

Questions and Answers about the 2016 Annual Meeting and Voting

Why did I receive Proxy Materials?

You are receiving this Proxy Statement and the accompanying proxy card and our 2015 Annual Report to Stockholders because you owned shares of Allison common stock at the close of business on March 28, 2016, which is the record date for the 2016 Annual Meeting, or the Record Date, and that entitles you to vote at the 2016 Annual Meeting. By use of a proxy, you can ensure your shares are voted whether or not you attend the 2016 Annual Meeting.

On or about             , 2016, we mailed the proxy materials to each of our stockholders.

Who is entitled to vote at the 2016 Annual Meeting?

Holders of our common stock outstanding at the close of business on the Record Date are entitled to vote their shares at the 2016 Annual Meeting. As of the Record Date,              shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote on each matter properly brought before the 2016 Annual Meeting.

The presence at the 2016 Annual Meeting in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at the meeting, or              shares, will constitute a quorum for the transaction of business at the 2016 Annual Meeting.

What will I be voting on at the 2016 Annual Meeting and how does our Board recommend that I vote?

There are four proposals that stockholders will vote on at the 2016 Annual Meeting:

•

Proposal No. 1: To elect three directors to serve until (A) the 2017 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is approved by our stockholders, or (B) the 2019 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is not approved by our stockholders;

•	Proposal No. 2: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;

•	Proposal No. 3: An advisory non-binding vote to approve the compensation paid to our named executive officers; and

•	Proposal No. 4: To approve an amendment to our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors.

2016 PROXY STATEMENT	1

Our Board recommends that you vote:

•

Proposal No. 1: “FOR” the election of the three directors nominated by our Board—David F. Denison, David C. Everitt and James A. Star—to serve until (A) the 2017 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is approved by our stockholders, or (B) the 2019 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is not approved by our stockholders;

•	Proposal No. 2: “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;

•	Proposal No. 3: “FOR” the approval of, in an advisory non-binding vote, the compensation paid to our named executive officers; and

•	Proposal No. 4: “FOR” the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors.

Lawrence E. Dewey, David S. Graziosi and Eric C. Scroggins, three of our executive officers, have been selected by our Board to serve as proxy holders for the 2016 Annual Meeting. All shares of our common stock represented by properly delivered proxies received in time for the 2016 Annual Meeting will be voted at the 2016 Annual Meeting by the proxy holders in the manner specified by the stockholder. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the recommendations of our Board.

What does it mean if I receive more than one proxy card or voting instruction form from the Company?

If you received more than one proxy card or voting instruction form from us, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included on each proxy card and voting instruction form to ensure that all of your shares are voted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, the “stockholder of record.” The proxy materials have been or will be sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in street name. The proxy materials have been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.

How do I vote?

Stockholder of Record. If you are a stockholder of record, you may vote by using any of the following methods:

•

Through the Internet. You may vote by proxy through the Internet no later than 11:59 p.m., Eastern Time, on May 11, 2016 by following the instructions provided on the enclosed proxy card. If you submit a proxy via the Internet, you do not need to sign and return your proxy card.

•

By Telephone. You may vote by proxy by calling no later than 11:59 p.m., Eastern Time, on May 11, 2016 the toll free number found on the enclosed proxy card and following the recorded instructions. If you submit a proxy by telephone, you do not need to sign and return your proxy card.

•

By Mail. You may vote by proxy by completing, signing and dating the proxy card and sending it back in the envelope provided. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxy card.

•

In Person at the 2016 Annual Meeting. If you attend the 2016 Annual Meeting, you may vote your shares in person. We encourage you, however, to vote by proxy by mail even if you plan to attend the 2016 Annual Meeting so that your shares will be voted in the event you later decide not to attend the 2016 Annual Meeting.

2	2016 PROXY STATEMENT

Beneficial Owners. If you are a beneficial owner of shares held in street name, you may vote by using any of the following methods:

•

Through the Internet.  You may vote by proxy through the Internet no later than 11:59 p.m., Eastern Time, on May 11, 2016 by following the instructions provided on the enclosed voting instruction form. If you submit a proxy via the Internet, you do not need to sign and return your voting instruction form.

•

By Telephone.  You may vote by proxy by calling no later than 11:59 p.m., Eastern Time, on May 11, 2016 the toll free number found on the enclosed voting instruction form and following the recorded instructions. If you submit a proxy by telephone, you do not need to sign and return your voting instruction form.

•

By Mail.  You may vote by proxy by completing, signing and dating the enclosed voting instruction form and sending it back in the envelope provided. Properly executed voting instruction forms that are received in time and not subsequently revoked will be voted as instructed on the voting instruction form.

•

In Person at the 2016 Annual Meeting.  If you are a beneficial owner of shares held in street name and you wish to vote in person at the 2016 Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it at the 2016 Annual Meeting. Please contact that organization for instructions regarding obtaining a legal proxy. We encourage you, however, to vote by proxy through the Internet, by telephone or by mail even if you plan to attend the 2016 Annual Meeting.

If you need assistance in submitting your proxy, voting your shares or changing or revoking your proxy, please call the Company’s proxy solicitor, MacKenzie Partners, toll free at +1.800.322.2885 (within the US) or collect at +1.212.929.5500.

May I change my vote after I have submitted a proxy?

If you are a stockholder of record, you have the power to revoke your proxy at any time by:

•	delivering to our General Counsel and Secretary an instrument revoking the proxy;
•	delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked; or
•	attending the 2016 Annual Meeting and voting in person (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also revoke your previous voting instructions by voting in person at the 2016 Annual Meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it at the 2016 Annual Meeting.

Who will serve as the proxy tabulator and inspector of election?

A representative from Broadridge Financial Services, Inc. will serve as the independent inspector of election and will tabulate votes cast by proxy or in person at the 2016 Annual Meeting. We will report the results in a current report on Form 8-K filed with the Securities and Exchange Commission, or SEC.

What vote is required to approve each proposal?

The shares of a stockholder whose ballot is marked as “abstain” on any or all proposals will be included in the number of shares present at the 2016 Annual Meeting to determine whether a quorum is present.

If you are a beneficial owner of shares and do not provide the record holder of your shares with specific voting instructions, your record holder may vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016 (Proposal No. 2). However, your record holder cannot vote your shares without specific instructions on the other proposals (Proposal Nos. 1, 3 or 4). If your record holder does not receive instructions from you on how to vote your shares on Proposal Nos. 1, 3 or 4, your record holder will inform the inspector of election that it does not have the authority to vote on those proposals with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be included in the number of shares present at the 2016 Annual Meeting to determine whether a quorum is present, but they will not be counted in determining the outcome of the vote on Proposal Nos. 1 or 3. Broker non-votes will have the same effect as votes against Proposal No. 4.

2016 PROXY STATEMENT	3

On March 11, 2016, as part of our continuing effort to enhance our corporate governance practices and strengthen the functioning of our Board and its ability to serve the long-term interests of our stockholders, our Board adopted an amendment to our Bylaws providing for a majority vote standard for the election of directors in uncontested elections. Specifically, our Bylaws now provide that, in an uncontested election, a nominee for director is elected only if the number of votes cast “FOR” a nominee’s election exceeds the number of “AGAINST” votes cast with respect to the nominee’s election. If an incumbent nominee does not receive a majority, then the nominee will tender his or her resignation to our Board and our Nominating and Corporate Governance Committee will consider whether to accept the nomination and make a recommendation to our Board. The majority voting standard would not apply in contested elections, which means an election in which there are more nominees for director than available seats on our Board.

A proxy that is signed and returned to us will be voted in the manner directed therein. If properly signed and returned, but no such direction is made, any proxy will be voted (i) “FOR” our Board’s three nominees for director, David F. Denison, David C. Everitt and James A. Star, (ii) “FOR” Proposals 2, 3 and 4, and (iii) in the discretion of the proxies on such other business as may properly come before the meeting or any adjournments or postponements thereof. Please note that brokers may not vote on the election of directors in the absence of specific client instruction. Those who hold shares in a brokerage account are encouraged to provide voting instructions to their broker using the voting instruction form. Votes that are not returned, withheld or broker non-votes will have no effect on the outcome of the election. If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and broker non-votes.

Proposal	Vote Required	Impact of Abstentions and Broker Non- Votes, if any
No. 1 To elect three directors

In an uncontested election, a nominee for director is elected only if the number of votes cast “FOR” a nominee’s election exceeds the number of “AGAINST” votes cast with respect to the nominee’s election.

In a contested election, director nominees will be elected by a plurality of the votes cast, meaning the three nominees receiving the largest number of “FOR” votes would be elected.

Abstentions and broker non-votes will not affect the outcome of the vote
No. 2 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016	Approval by a majority of the voting power of the shares entitled to vote on this proposal represented in person or by proxy	Abstentions will have the same effect as votes against the proposal; brokers can vote in their discretion on this proposal
No. 3 An advisory, non-binding vote to approve the compensation paid to our named executive officers	Approval by a majority of the voting power of the shares entitled to vote on this proposal represented in person or by proxy	Abstentions will have the same effect as votes against the proposal; broker non-votes will not affect the outcome of the vote
No. 4 To approve an amendment to our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors	Approval by at least 2/3 of the voting power of the total outstanding shares	Abstentions and broker non-votes will have the same effect as votes against the proposal

Who is paying for the cost of this proxy solicitation?

Our Board is soliciting the proxy accompanying this Proxy Statement. We will pay all proxy solicitation costs. Proxies may be solicited by our officers, directors and employees, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone,

4	2016 PROXY STATEMENT

messenger, email or the Internet. In addition, we have hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie an estimated fee of $25,000 for its proxy solicitation services. We will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokers, banks and other holders of record, for the expense of forwarding solicitation materials to the beneficial owners.

What do I need to do to attend the meeting in person?

In order to be admitted to the 2016 Annual Meeting, you must present proof of ownership of Allison common stock on the Record Date. This can be:

•	a brokerage statement or letter from a bank or broker indicating ownership on March 28, 2016;
•	a proxy card;
•	a voting instruction form; or
•	a legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of stock ownership as of the Record Date. No cameras, recording equipment, large bags, briefcases or packages will be permitted into the 2016 Annual Meeting.

Is there a list of stockholders entitled to vote at the 2016 Annual Meeting?

A list of stockholders entitled to vote at the 2016 Annual Meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 4:00 p.m. Eastern Time, at our offices at One Allison Way, Indianapolis, Indiana 46222. If you would like to view the stockholder list, please contact our General Counsel and Secretary to schedule an appointment.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

To reduce costs and reduce the environmental impact of our 2016 Annual Meeting, a single proxy statement and 2015 Annual Report to Stockholders, along with individual proxy cards will be delivered in one envelope to certain stockholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder, a practice commonly referred to as “householding.” Stockholders participating in householding will continue to receive separate proxy cards. We will promptly deliver, upon written or oral request, individual copies of the proxy materials to any stockholder at the shared address to which single copies of those documents were delivered. If you are a stockholder of record and would like to enroll in this householding service or would like to receive individual copies of this year’s and/or future proxy materials, please contact our General Counsel and Secretary by mail at One Allison Way, Indianapolis, Indiana 46222 or by phone at (317) 242-5000. If you are a beneficial owner, you may contact the broker or bank where you hold the account to enroll in this householding service or to receive individual copies of this year’s and/or future proxy materials.

Could other matters be decided at the 2016 Annual Meeting?

As of the date of this Proxy Statement, our Board is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the 2016 Annual Meeting. If any other matters are properly raised at the 2016 Annual Meeting, however, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.

What is Allison’s Internet address?

Our Internet address is http://www.allisontransmission.com. You can access this Proxy Statement, form of proxy card and our 2015 Annual Report to Stockholders at this Internet address. Allison’s filings with the SEC are available free of charge via a link from this address or directly from the SEC’s website at www.sec.gov. Unless expressly indicated otherwise, information contained on our website is not a part of this Proxy Statement. In addition, none of the information on the other websites listed in this Proxy Statement is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.

2016 PROXY STATEMENT	5

Who can answer my questions?

Your vote at this year’s meeting is important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly. You can also submit your proxy via the Internet or by telephone using the instructions included on the enclosed proxy card or voting instruction form, as applicable. If you have questions or require assistance in submitting a proxy for your shares, please call MacKenzie Partners, the firm assisting us in the solicitation of proxies:

105 Madison Avenue

New York, New York

United States

Toll Free: +1.800.322.2885

Call collect: +1.212.929.5500

Email: proxy@mackenziepartners.com

How can I obtain copies of these materials or copies of other documents?

Complete copies of this Proxy Statement, form of proxy card and our 2015 Annual Report to Stockholders are available on our website at http://www.allisontransmission.com. You may also contact MacKenzie Partners for additional copies.

6	2016 PROXY STATEMENT

Corporate Governance

Policies on Corporate Governance

Our Board believes that good corporate governance is important to ensure our business is managed for the long-term benefit of our stockholders. We have adopted a Code of Business Conduct that applies to all directors, officers and other employees. Our Board has adopted Corporate Governance Guidelines, which, in conjunction with our Second Amended and Restated Certificate of Incorporation, Fourth Amended and Restated Bylaws, or Bylaws, and Board committee charters, form the framework for our corporate governance. The current version of the Code of Business Conduct, our Board’s Corporate Governance Guidelines and the charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available in the Investor Relations section of our website, www.allisontransmission.com. We will post on the Investor Relations section of our website any amendment to, or waiver from, a provision of the Code of Business Conduct that applies to any of our directors or executive officers. Our Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key practices as warranted.

On March 11, 2016, as part of our continuing effort to enhance our corporate governance practices and strengthen the functioning of our Board and its ability to serve the long-term interests of stockholders, our Board adopted amendments to our Bylaws providing for majority voting for the election of directors in uncontested elections and providing proxy access to qualified stockholders. Additionally, as part of this Proxy Statement, we are proposing to amend our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors.

Board Leadership Structure

Since 2007, Lawrence E. Dewey has served as both Chairman of the Board and Chief Executive Officer. Our Board continues to believe that having Mr. Dewey fill these two leadership roles is an appropriate and efficient leadership structure. Combining the Chairman and Chief Executive Officer roles facilitates clear leadership responsibility and accountability, effective decision-making and a cohesive corporate strategy. Our Board has designated Thomas W. Rabaut as lead independent director. Our Board re-evaluates our leadership structure on an ongoing basis and may change it as circumstances warrant.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management, our Board provides overall risk oversight focusing on the most significant risks facing us. Our Board oversees the risk management processes that have been designed and are implemented by our executives to determine whether those processes are functioning as intended and are consistent with our business and strategy. Our Board executes its oversight responsibility for risk management directly and through its committees. Our Board’s role in risk oversight has not affected its leadership structure.

The Audit Committee is specifically tasked with overseeing our compliance with legal, ethical and regulatory requirements, discussing our major financial risk exposures, including our risk assessment and risk management processes, with management and receiving information on material legal and regulatory affairs. Our Director, Internal Audit, who reports directly to the committee, coordinates our enterprise risk management process. The committee receives regular reports regarding our enterprise risk management process. Our Board’s other committees oversee risks associated with their respective areas of responsibility.

The full Board considers specific risk topics, including risk-related issues pertaining to laws and regulations enforced by the United States and foreign government regulators and risks associated with our business plan and capital structure. In addition, our Board receives reports from members of our management that include discussions of the risks and exposures involved with their respective areas of responsibility. Further, our Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

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Director Independence

Our Board’s Corporate Governance Guidelines, which are available on our website as described above, require our Board be comprised of a majority of directors who qualify as independent directors under the listing standards of the NYSE. Our Board has determined that each of our non-employee directors, Stan A. Askren, David F. Denison, David C. Everitt, Alvaro Garcia-Tunon, Richard P. Lavin, Gregory S. Ledford, Thomas W. Rabaut, Francis Raborn, Richard V. Reynolds and Gregory P. Spivy, and our director nominee, James A. Star, is independent under the listing standards of the New York Stock Exchange, or NYSE. Our Board has determined that Lawrence E. Dewey, who is our employee, is not independent.

Nominations for Directors

The Nominating and Corporate Governance Committee considers director nominees recommended by stockholders using the same criteria to evaluate candidates received from other sources. See “—Director Qualifications” below. A stockholder who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should send the recommendation to our General Counsel and Secretary at One Allison Way, Indianapolis, Indiana 46222, who will then forward it to the committee. Any recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in our Bylaws and provide the information required by our Bylaws regarding the nominee, the stockholder of record and the beneficial owner, if any. See “Stockholder Proposals at 2017 Annual Meeting” for more information on these procedures. From time to time we may employ a search firm to help identify qualified individuals for election to our Board. During 2015 and early 2016, the Nominating and Corporate Governance Committee engaged Spencer Stuart in this capacity. James A. Star, our director nominee for the vacancy created by Mr. Ledford’s retirement, was recommended by Mr. Spivy, a current independent member of our Board.

Director Qualifications

In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a committee-recommended nominee, but may consider the following criteria, among others: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience in our industry and with relevant social policy concerns; experience as a board member of another publicly held company; ownership of our stock; academic expertise in an area of our operations; and practical and mature business judgment, including the ability to make independent analytical inquiries. The committee and our Board evaluate each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Our Board does not have a specific policy regarding diversity of director candidates. However, as a matter of practice our Board recommends candidates based on the diversity of their business or professional experience, background, talents and perspectives. Our Board considers diversity in the context of the Board as a whole and takes into account the personal characteristics, including gender, ethnicity and age, and experience, including financial expertise, educational and professional background, of current and prospective directors. Our Board believes this process will best facilitate Board deliberations that reflect a broad range of perspectives and lead to a more effective decision-making process.

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The following chart highlights each director’s specific skills, knowledge and experience. A lack of a mark does not mean the director does not possess that qualification or skill; rather a mark indicates a specific area of focus or expertise on which our Board relies most heavily. Each director’s and nominee’s biography describes these qualifications and relevant experience in more detail.

	Askren	Denison	Dewey	Everitt	Garcia- Tunon	Lavin	Rabaut	Raborn	Reynolds	Spivy	Star
Academic			✓				✓		✓		✓
Accounting and Financial	✓	✓			✓	✓	✓	✓	✓	✓	✓
Charitable / non-profit	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Energy		✓	✓	✓			✓			✓
Government, Contracting and Defense	✓	✓					✓	✓	✓
Human Resources	✓	✓	✓	✓		✓			✓
Industry	✓	✓	✓	✓	✓	✓	✓	✓
Information Technology				✓	✓				✓
International	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company and Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Sales and Marketing	✓		✓	✓
Global Sales and Operations	✓		✓	✓	✓	✓	✓	✓	✓

Stockholder Communication with our Board

Our Board has implemented a process whereby our stockholders and all interested parties may send communications to our Board’s attention. Any stockholder or interested party desiring to communicate with our Board, or one or more specified members thereof, should communicate (i) in writing addressed to Allison Transmission Holdings, Inc., Board of Directors, Attention: General Counsel and Secretary, One Allison Way, Indianapolis, Indiana 46222, (ii) via email at stockholders@allisontransmission.com or (iii) via telephone at +1.317.242.4425. Our Board has instructed our General Counsel and Secretary to promptly forward all such communications to the specified addressees thereof. With respect to correspondence received by the Company that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, service complaints and inquiries, resumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations, and advertisements.

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Certain Relationships and Related Party Transactions

Our Board has adopted a written statement of policy for the evaluation of and the approval, disapproval and monitoring of transactions involving us and “related persons.” For the purposes of the policy, “related persons” includes our executive officers, directors and director nominees or their immediate family members, or stockholders owning five percent or more of our outstanding common stock and their immediate family members.

The policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Pursuant to this policy, our management presents to our Audit Committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Our Audit Committee then:

•

reviews the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, if the transaction is in the best interests of the Company and the extent of the related party’s interest in the transaction; and

•	takes into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct.

All related party transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our Audit Committee under the policy. These pre-approved transactions include:

•	certain employment and compensation arrangements;

•	transactions in the ordinary course of business where the related party’s interest arises only from:

(i) his or her position as a director of another entity that is party to the transaction;

(ii) an equity interest of less than 10% in another entity that is party to the transaction; or

(iii) a limited partnership interest of less than 10%, subject to certain limitations;

•

transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of equity securities in our company where all holders of such class of equity securities will receive the same benefit on a pro rata basis; and

•	transactions determined by competitive bids.

No director may participate in the approval of a related party transaction for which he or she is a related party.

Senior Notes Held by Executive Officers

In May 2015, we redeemed the remaining $50.4 million of Allison Transmission, Inc.’s 7.125% senior cash pay notes due May 2019 at the specified redemption price in the governing indenture. At that time, Lawrence E. Dewey, Chairman and Chief Executive Officer, and David S. Graziosi, President, Chief Financial Officer, Treasurer and Assistant Secretary, held $100,000 and $450,000, respectively, of the 7.125% senior cash pay notes, which were included in the redemption on the same terms as all other notes.

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Meetings and Committees of our Board

Board Composition

Our Board currently consists of eleven members. Lawrence E. Dewey, our Chief Executive Officer, is Chairman of the Board. The exact number of members on our Board may be modified from time to time exclusively by resolution of our Board. On March 11, 2016, we expanded our Board from nine to eleven members and our Board elected Stan A. Askren as a Class II director and Richard P. Lavin as a Class III director to fill the resulting newly created directorships. With the appointments of Messrs. Askren and Lavin, our Board was expanded to include 11 directors, 10 of whom are independent, and six of whom, including Mr. Star (our director nominee for the vacancy created by Mr. Ledford’s retirement), will have joined the Board in the past two years.

Our Board currently is divided into three classes. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. The terms of our current directors and director nominee will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2016 for the Class I directors, 2017 for the Class II directors, and 2018 for the Class III directors. The members of the classes are as follows:

•	Class I directors: David F. Denison, David C. Everitt and Gregory S. Ledford
•	Class II directors: Stan A. Askren, Alvaro Garcia-Tunon, Francis Raborn and Gregory P. Spivy
•	Class III directors: Lawrence E. Dewey, Richard P. Lavin, Thomas W. Rabaut and Richard V. Reynolds

Gregory S. Ledford, a Class I director whose current term expires at the 2016 Annual Meeting, is not seeking reelection. Our Board has nominated James A. Star to serve as a Class I director along with its nominations of David F. Denison and David C. Everitt.

On March 11, 2016, as part of our continuing effort to enhance our corporate governance practices and strengthen the functioning of our Board and its ability to serve the long-term interests of stockholders, our Board adopted amendments to our Bylaws providing for majority voting for the election of directors in uncontested elections and providing proxy access to qualified stockholders. Additionally, as part of this Proxy Statement, we are proposing to amend our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors. If the declassification amendment is approved, which requires the approval by at least 2/3 of the voting power of our total outstanding shares, our Class I nominees for director at the 2016 Annual Meeting will be elected for a one-year term expiring at the 2017 annual meeting of stockholders, or until their successors are duly elected and qualified. In addition, our Class III directors have consented to stand for reelection at the 2017 annual meeting of stockholders if the declassification amendment is approved. If the declassification amendment is not approved, our Class III directors will stand for reelection at the 2018 annual meeting of stockholders and our Class I directors will stand for reelection at the 2019 annual meeting of stockholders.

Board Meetings, Attendance and Executive Sessions

Our Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend meetings of our Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings, meetings of committees on which they serve and stockholder meetings. During 2015, our Board held five meetings and committees of our Board held a total of 21 meetings. All directors attended 75% or more of the meetings of our Board and committees on which they served. All of our directors who were directors at the time of the 2015 annual meeting of stockholders attended that meeting.

Each regularly scheduled Board meeting normally concludes with a session between our Chairman and CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees, as well as an opportunity for the independent directors to go into executive session (without the CEO) if requested by any director. The independent directors may meet in executive session, without the Chairman and CEO, at any time, and are scheduled for such non-management executive sessions at each regularly scheduled Board meeting. As lead independent director, Mr. Rabaut presides at executive sessions.

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Board Committees

Our Board directs the management of our business and affairs as provided by Delaware law and conducts its business through meetings of our Board and three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In addition, from time to time, other committees may be established under the direction of our Board when necessary to address specific issues. The table below shows the current membership of each Board committee and the number of meetings held during 2015:

Director	Audit	Compensation	Nominating and Corporate Governance
David F. Denison	X		X
Lawrence E. Dewey
David C. Everitt		X
Alvaro Garcia-Tunon	X
Gregory S. Ledford			X
Thomas W. Rabaut			Chair
Francis Raborn	Chair		X
Richard V. Reynolds	X	Chair
Gregory Spivy		X
2015 Meetings	8	5	5

The membership of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors and meets the heightened standards of independence for audit committee and compensation committee members, respectively, required by SEC rules and NYSE listing standards. The Government Security Committee, on which Messrs. Dewey and Raborn and General Reynolds served, with General Reynolds serving as Chair, met three times in 2015, and was dissolved on February 18, 2016. Committee assignments for our new directors, Messrs. Askren and Lavin, will be announced at the time our Board makes the assignments.

The Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our consolidated financial statements provided by us to any governmental body or the public, and prepares the report of the Audit Committee included under “Report of the Audit Committee” in this Proxy Statement. The Audit Committee also assists our Board in discharging its oversight responsibilities regarding the integrity of our consolidated financial statements, our compliance with legal, ethical and regulatory requirements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function. The Audit Committee has sole authority to appoint, subject to stockholder ratification, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited consolidated financial statements, our quarterly earnings releases and financial statements, and significant financial reporting issues and judgments made in connection with the preparation of our financial statements. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations of the SEC.

Our Board has determined that Francis Raborn qualifies as an “audit committee financial expert” as defined by SEC rules.

The Compensation Committee

The Compensation Committee (i) reviews, approves and/or oversees compensation provided to our executive officers, employees and directors and all agreements and arrangements with respect thereto, (ii) establishes our general compensation policies and (iii) reviews, approves and/or oversees the administration of our employee benefits plans and makes recommendations for stockholder approval of such plans, as applicable. The Compensation Committee also discusses with management the Compensation Discussion and Analysis, and, if

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appropriate, recommends its inclusion in our annual report on Form 10-K and proxy statement and issues the report on its activities which appears under “Executive Compensation—Compensation Discussion and Analysis—Compensation Committee Report” in this Proxy Statement. The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC.

The Compensation Committee has authority to retain the advice and assistance of independent counsel, compensation consultants or other experts or consultants. For 2015, the committee retained Semler Brossy Consulting Group, LLC, or Semler Brossy, as its compensation consultant. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Overview—Role of Compensation Consultant” for a description of the services provided to the committee by Semler Brossy.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists our Board in discharging our Board’s responsibilities regarding identifying qualified candidates to become Board members, selecting nominees for election as directors at our annual meetings of stockholders, selecting candidates to fill any vacancies on our Board and overseeing the evaluation of our Board. See “Corporate Governance—Nominations for Directors” and “—Director Qualifications” above for additional information. The Nominating and Corporate Governance Committee has the authority to retain any independent counsel, experts or advisors. The charter of the Nominating and Corporate Governance Committee requires that all responsibilities of the committee required under NYSE rules to be performed by directors who satisfy the independence requirements of the NYSE be performed solely by the members of the committee who qualify as independent.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2015, our Compensation Committee consisted of General Reynolds and Messrs. Bernasek and Dennison through February 2015, General Reynolds and Messrs. Denison and Everitt through November 5, 2015, and General Reynolds and Messrs. Everitt and Spivy after November 5, 2015. None of the members of our Compensation Committee during 2015 or as of the date of this Proxy Statement is or has been one of our officers or employees. During fiscal year 2015, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee.

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Stock Ownership

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of our common stock as of March 18, 2016.

Name and Address of Beneficial Owner	Total Number of Shares Owned	Percent of Class
ValueAct Capital(1)	19,125,204	10.60%
435 Pacific Avenue Fourth Floor San Francisco, CA 94133

The Vanguard Group(2)	11,009,756	6.43%
100 Vanguard Blvd. Malvern, PA 19355
Ashe Capital Management, LP(3)	10,031,115	5.90%
530 Sylvan Avenue, Suite 101 Englewood Cliffs, NJ 07632

D.E. Shaw & Co., L.P.(4)	9,792,282	5.70%
1166 Avenue of the Americas, 9th Floor New York, NY 10036
Longview Asset Management, LLC(5)	8,779,763	5.13%
222 N. LaSalle Street, Suite 2000 Chicago, Illinois 60601

(1)

This information is based on a Schedule 13D/A filed with the SEC on May 15, 2015. ValueAct Capital Master Fund, L.P. is the beneficial owner of 19,125,204 shares of common stock. Shares reported as beneficially owned by ValueAct Master Fund, L.P. are also reported as beneficially owned by (i) ValueAct Management L.P. as the manager of each such investment partnership, (ii) ValueAct Management LLC, as General Partner of ValueAct Management L.P., (iii) ValueAct Holdings L.P., as the sole owner of the limited partnership interests of ValueAct Management L.P. and the membership interests of ValueAct Management LLC and as the majority owner of the membership interests of VA Partners I, LLC, and (iv) ValueAct Holdings GP, LLC, as General Partner of ValueAct Holdings. Shares reported as beneficially owned by ValueAct Master Fund, L.P. are also reported as beneficially owned by VA Partners I, LLC, as General Partner of ValueAct Master Fund, L.P. VA Partners I, LLC, ValueAct Management L.P., ValueAct Management LLC, ValueAct Holdings, L.P. and ValueAct Holdings GP, LLC also, directly or indirectly, may own interests in one or more than one of the partnerships from time to time.

(2)

This information is based on a Schedule 13G filed with the SEC on February 10, 2016. The Vanguard Group has sole power to vote 125,361 shares, sole power to dispose of 10,885,695 shares and shared power to dispose of 124,061 shares.

(3)

This information is based on a 13D/A filed with the SEC on March 17, 2016. Ashe Capital Management, LP has the sole power to vote 10,031,115 shares. William C. Crowley, a principal of Ashe Capital Management, LP, has the sole power to vote 4,020 shares held in the William C. Crowley Roth IRA.

(4)	This information is based on a Schedule 13G/A filed with the SEC on February 16, 2016. D.E. Shaw & Co., L.P. has shared power to vote 8,797,435 shares and shared power to dispose of 9,792,282 shares.
(5)

This information is based on a Schedule 13G filed with the SEC on February 11, 2016. Longview Asset Management, LLC has shared power to vote 8,779,763 shares and shared power to dispose of 8,779,763 shares.

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Security Ownership of Directors and Officers

The following table sets forth information with respect to the beneficial ownership of our common stock as of the close of business on March 18, 2016 by each of our directors, nominees for director and named executive officers as well as all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the directors and officers listed has, to our knowledge, sole voting and investment power with respect to the shares of common stock. None of the shares owned by our directors and executive officers have been pledged as security.

Name	Total Number of Shares Owned	Percent of Class
Named Executive Officers
Lawrence E. Dewey(1)	612,732	*
David S. Graziosi(2)	727,899	*
Michael G. Headly(3)	437,833	*
Randall R. Kirk(4)	553,019	*
David L. Parish(5)	586,465	*
Non-Employee Directors
Stan A. Askren	0	*
David F. Denison(6)	19,975	*
David C. Everitt(7)	6,760	*
Alvaro Garcia-Tunon(8)	1,413	*
Richard P. Lavin	0	*
Gregory S. Ledford(9)	9,853	*
Thomas W. Rabaut(10)	25,707	*
Francis Raborn(11)	163,979	*
Richard V. Reynolds(12)	11,062	*
Gregory S. Spivy(13)	3,210	*
Nominee for Director
James A. Star(14)	34,555	*
All executive officers and directors as a group (19 persons)(15)	3,302,534	1.91%

*	Denotes less than 1.0% of beneficial ownership.

(1)

Includes (i) 190,400 vested, but unexercised options, (ii) 82,870 shares that remain subject to time-based vesting conditions, and (iii) 60,940 shares that remain subject to performance-based vesting conditions.

(2)

Includes (i) 510,769 vested, but unexercised options, (ii) 34,245 shares that remain subject to time-based vesting conditions, and (iii) 18,690 shares that remain subject to performance-based vesting conditions.

(3)

Includes (i) 374,071 vested, but unexercised options, (ii) 9,371 shares that remain subject to time-based vesting conditions, and (iii) 9,142 shares that remain subject to performance-based vesting conditions.

(4)

Includes (i) 497,184 vested, but unexercised options, (ii) 9,071 shares that remain subject to time-based vesting conditions, and (iii) 9,142 shares that remain subject to performance-based vesting conditions.

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(5)	Includes (i) 538,841 vested, but unexercised options and (ii) 3,129 shares that remain subject to performance-based vesting conditions.

(6)	Includes 19,333 deferred stock units, or DSUs, and 642 dividend equivalents that could be settled in common stock within 60 days.

(7)	Includes 5,070 DSUs and 100 dividend equivalents that could be settled in common stock within 60 days.

(8)	Includes 1,413 DSUs that could be settled in common stock within 60 days.

(9)	Includes 9,729 DSUs and 124 dividend equivalents that could be settled in common stock within 60 days.

(10)	Includes 3,162 restricted stock units, or RSUs, and 48 dividend equivalents that vest within 60 days.

(11)

Includes (i) 127,322 vested, but unexercised options, (ii) 3,162 RSUs and 48 dividend equivalents that vest within 60 days, and (iii) 30,805 shares of common stock held by the Francis Raborn Revocable Trust dated November 24, 2008.

(12)	Includes 10,696 DSUs and 366 dividend equivalents that could be settled in common stock within 60 days.

(13)

Includes 3,162 RSUs and 48 dividend equivalents that vest within 60 days. Does not include 19,125,204 shares of common stock held by ValueAct. Mr. Spivy is a Partner of ValueAct and disclaims beneficial ownership of the shares held by ValueAct

(14)

Does not include 8,779,763 shares of common stock held by Longview Asset Management, LLC. Mr. Star is the President and CEO of Longview Asset Management, LLC and disclaims beneficial ownership of the shares held by Longview Asset Management, LLC.

(15)

Includes (i) 2,302,263 vested, but unexercised options, (ii) 135,557 shares that remain subject to time-based vesting conditions, (iii) 109,445 shares that remain subject to performance-based vesting conditions, (iv) 9,486 RSUs and 144 dividend equivalents that vest within 60 days, and (v) 46,241 DSUs and 1,232 dividend equivalents that could be settled in common stock within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC and NYSE. Based on our records and other information, we believe that during the year ended December 31, 2015 all applicable Section 16(a) filing requirements were met, except that Messrs. Dewey and Graziosi each filed one late report on Form 4 on February 2, 2016 to report shares withheld to satisfy tax withholding obligations upon the vesting of restricted stock on January 31, 2015 due to an administrative error.

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Executive Officers

The following table provides information regarding our executive officers as of March 11, 2016.

Name	Age	Position

Lawrence E. Dewey	59	Chairman and Chief Executive Officer

David S. Graziosi	50	President, Chief Financial Officer, Treasurer and Assistant Secretary

Sharon L. Dean	60	Vice President, Quality and Reliability

Michael Dick	54	Senior Vice President, Operations and Purchasing

Michael G. Headly	65	Senior Vice President, Global Marketing, Sales and Service

Randall R. Kirk	60	Senior Vice President, Product Engineering and Product Teams

Dana Pittard	57	Vice President, Defense Products

Eric C. Scroggins	45	Vice President, General Counsel and Secretary

Lawrence E. Dewey

Mr. Dewey’s biographical information is included under “Proposal No. 1—To elect three directors—Directors Continuing in Office—Term Expiring at the 2018 Annual Meeting of Stockholders.”

David S. Graziosi

Mr. Graziosi serves as President, Chief Financial Officer, Treasurer and Assistant Secretary, a position he has held since January 2016. Prior to that he had served as Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary since joining Allison in November 2007. Before joining Allison, between 2006 and 2007, Mr. Graziosi served as Executive Vice President and Chief Financial Officer of Covalence Specialty Materials Corporation. Prior to joining Covalence Specialty Materials Corporation, Mr. Graziosi held various positions in the industry, including as Vice President of Finance Precursors and Epoxy Resins at Hexion Specialty Chemicals, Inc. from 2005 to 2006 and Executive Vice President and Chief Financial Officer at Resolution Performance Products LLC from 2004 to 2005. Prior to that, he served as Vice President and Chief Financial Officer of General Chemical Industrial Products Inc., as Finance Director of GenTek Inc., and as Internal Audit Director and Assistant Corporate Controller at Sun Chemical Group B.V. Mr. Graziosi is also a Certified Public Accountant and a Certified Information Systems Auditor (non-practicing).

Sharon L. Dean

Ms. Dean joined Allison in June 1975. She currently serves as Vice President, Quality and Reliability, which includes responsibility for Allison Remanufacturing, and has held that position since 2007. Prior to that, from 1998 until 2007, Ms. Dean served as Director, Quality and Reliability, and from 1975 until 1998, she held various key positions in Sales/Service and Operations, including Director, Customer Support; Manager, Eastern Region (U.S.); Manager, Quality and Reliability and Manager, Product Service. Before joining Allison, Ms. Dean worked in the General Motors Assembly Division, beginning in 1973, when she joined General Motors as a General Motors Institute (now Kettering University) student, assuming full-time responsibilities after graduating in 1978.

Michael Dick

Michael Dick has served as Senior Vice President of Operations and Purchasing since January 2016, with worldwide responsibility for manufacturing, global supply chain, manufacturing engineering and facilities. He had most recently been Vice President of Purchasing, Supplier Quality and Manufacturing Engineering since August 2012. Mr. Dick joined Allison Transmission in July 2006 and previously served in two other key executive

2016 PROXY STATEMENT	17

positions. As Executive Director of Operations and Plant Manager for the 1000/2000 Series™ manufacturing facility in Indianapolis, his team significantly improved in the manufacturing cost per unit, hours per unit, customer pulls and customer complaint parts per million (PPM). As Executive Director of Manufacturing Engineering, Mr. Dick and the manufacturing engineering team were responsible for the successful launch of the Phase II assembly plant in Chennai, India and the relocation of the 3000/4000 Series™ assembly operations to Szentgotthárd, Hungary. Prior to joining Allison, Mr. Dick worked for the New Venture Gear Corp. (a joint venture between General Motors and Chrysler) where he served as the Vice President and Division Manager. In this role, he and his team took a business that had been losing money for a decade and made it profitable. Mr. Dick holds a bachelor’s degree in mechanical engineering technology from Purdue University.

Michael G. Headly

Mr. Headly joined Allison in November 1988 and recently announced his retirement effective April 1, 2016. He currently serves as Senior Vice President, Global Marketing, Sales and Service, a position he has held since January 2014. Prior to that, from 2007 through 2013, Mr. Headly was Vice President, Outside North America Marketing, Sales and Service. From 2003 until 2007, he was responsible for General Motors Powertrain’s non-allied sales/application engineering and powertrain marketing and from 2000 until 2003, he was responsible for our military programs as well as the Business Planning activity in 2003. From 1997 until 2000, Mr. Headly served as Managing Director, Allison Transmission Europe, where he assumed a broader role in management of our international business, assuming responsibility for the Asia Pacific region in 1998 and the South American region in 1999. Before that, from 1988 until 1997, Mr. Headly held a wide variety of military and commercial positions focused both on North America and Outside North America markets. Prior to joining Allison, Mr. Headly worked in General Motors’ Military Vehicle Operation in Detroit as the Manager of New Business Development.

Randall R. Kirk

Mr. Kirk joined Allison in May 1976 and serves as Senior Vice President, Product Engineering and Product Teams, a position he has held since August 2014. At the beginning of his career at Allison, he served in a number of roles with increasing responsibility in the Operations and Quality organizations, including Supervisor, General Supervisor, Production Superintendent, Quality/Reliability Manager, a dual role as Manager of Manufacturing Engineering and Quality and Divisional Program Manager. From 1997 until 2001, Mr. Kirk assumed the responsibilities of Product Team Leader for several product lines. He then served as Director of Customer Support in Marketing, Sales and Service from 2001 until 2007. From 2007 until 2009, Mr. Kirk was Executive Director of the Transition Program Manager Office, leading a cross-functional team with responsibilities for the separation from General Motors. Following the divestiture in 2009, he was appointed as Vice President, Product Engineering before his promotion to Senior Vice President, Product Engineering and Product Teams in August 2014.

Dana J.H. Pittard

Dana Pittard joined Allison Transmission in October 2015 as Deputy Vice President of Defense Programs. He was promoted to Vice President, Defense Programs in January 2016. Mr. Pittard retired from the U.S. Army in the grade of Major General (2 Star) after 34 years of active duty. He has commanded Armor and Infantry units at every level from platoon to Division, including command of the 1st Armored Division. His service included multiple combat tours. Mr. Pittard brings a wealth of experience in combat vehicle technology and a deep understanding of the Department of Defense and congressional budget processes. He served as the Director of Operations for the Army Training and Doctrine Command, the organization responsible for defining requirements for combat vehicles. As the commander of Fort Bliss, Texas from 2010 to 2013, he transformed the post into one of the largest operational training installations in the Army, and was responsible for a community of over 100,000 soldiers, civilians and family members.

Eric C. Scroggins

Mr. Scroggins joined Allison as Vice President, General Counsel and Secretary in December 2007 and has served in that position since then. He is responsible for advising our Board and leadership team on legal and business matters, managing our legal affairs and overseeing our Export Compliance, Government and Community Relations and Internal Audit organizations. Prior to joining Allison, Mr. Scroggins served as General Counsel for Product Action International, LLC and was an attorney with the law firm of Ice Miller LLP. Prior to joining Ice Miller LLP, Mr. Scroggins worked for the State of Indiana, serving in various roles with the Indiana State Personnel Department, including Deputy Director.

18	2016 PROXY STATEMENT

Proposal No. 1—To elect three directors

Our Board currently consists of eleven directors divided into three classes, with each class containing either three or four directors. The term of one class expires each year. Generally, each director serves until the annual meeting of stockholders held in the year that is three years after the director’s election and thereafter until the director’s successor is elected and has qualified. Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated three directors to be elected to our Board as Class I directors—David F. Denison, David C. Everitt and James A. Star.

As part of this Proxy Statement, we are proposing to amend our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors. If the declassification amendment is approved, our Class I nominees for director at the 2016 Annual Meeting will be elected for a one-year term expiring at the 2017 annual meeting of stockholders. If the declassification amendment is not approved, our Class I nominees for director at the 2016 Annual Meeting will be elected for a three-year term expiring at the 2019 annual meeting of stockholders.

Unless indicated otherwise, it is the intention of the persons named in the accompanying proxy card to vote such proxy for the election to our Board of David F. Denison, David C. Everitt and James A. Star. Two of the nominees for director, Messrs. Dennison and Everitt, currently serve on our Board and one nominee, Mr. Star, is nominated to serve for the first time. Each of the nominees for director has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying proxy card to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person. If for any reason a nominee should become unable or unwilling to accept nomination or election, the proxy holders intend to vote the proxy for the election of such other person as our Board, upon the recommendation of the Nominating and Corporate Governance Committee, may select. Alternatively, our Board may reduce the number of directors to eliminate the vacancy.

With the appointments of Messrs. Askren and Lavin, our Board was expanded to include 11 directors, 10 of whom are independent, and six of whom, including Mr. Star, will have joined the Board in the past two years.

The information set forth below states the name of each nominee for director, his or her age, a listing of present and previous employment positions, the year in which he or she first became a director of the Company, other public company directorships held and the key qualifications, experiences, attributes or skills that led to the conclusion that he or she should serve as a director. There is no family relationship among any of our directors, nominees for director or executive officers.

2016 PROXY STATEMENT	19

Nominees for Director

David F. Denison, Director since February 2013

Until his retirement in 2012, Mr. Denison, age 63, served as President and Chief Executive Officer of the Canada Pension Plan, or CPP, Investment Board (an investment management organization) from 2005 to 2012. Prior to that, Mr. Denison was President of Fidelity Investments Canada Limited (a financial services provider). He has also has held a number of senior positions in the investment, banking, asset management and consulting sectors in Canada, the United States and Europe. Mr. Denison serves as Chair of the board of Hydro One Inc. and Vice-Chair of Sinai Health Systems (a provider of healthcare services). He is also a member of the Investment Board and International Advisory Committee of the Government of Singapore Investment Corporation, a member of the International Advisory Council of the China Investment Corporation, the World Bank Treasury Expert Advisory Committee and the University of Toronto Investment Advisory Committee. Mr. Denison also served as past Chair of the Canadian Coalition for Good Governance, a group of large institutional investors formed to promulgate governance standards and practices for Canadian public companies. In addition, Mr. Denison currently serves on the board of directors of BCE, Inc., Bell Canada and Royal Bank of Canada Limited.

Our Board has concluded that Mr. Denison should serve as a director because of his significant experience in finance, human resources and accounting as a result of the senior positions he has had in those areas, including those at the CPP Investment Board, a large and active owner of public and private companies, infrastructure assets and entities, and real estate holdings, and Fidelity. Mr. Denison also brings to our Board valuable knowledge of finance, corporate governance, risk management, international issues and operations of other companies gained from his current and prior service on the board of directors and audit committees of other public and private companies.

David C. Everitt, Director since August 2014

Currently retired, Mr. Everitt, age 63, most recently served as Interim Chief Executive Officer of Harsco Corporation from February 2014 to August 2014. Prior to that, Mr. Everitt had been with Deere & Company since 1975, when he joined Deere as an engineer following his graduation from Kansas State University. Over the next nearly four decades, Mr. Everitt held positions of increasing responsibility, most recently responsible for the sales and marketing of all North America and Asia as well as global design and production of John Deere tractors and turf and utility, and global Ag Solutions Systems. Mr. Everitt also serves on the board of directors for Agrium Inc., Brunswick Corporation and Harsco Corporation.

Our Board has concluded that Mr. Everitt should serve as a director because of the extensive industry experience in sales, marketing and operations, particularly with respect to information technology, gained from his positions as Interim Chief Executive Officer at Harsco Corporation and the President of Deere & Company’s largest division in the areas of engineering, manufacturing and global operations.

20	2016 PROXY STATEMENT

James A. Star, Nominee for Director

Mr. Star, age 55, has served, since 2003, as President and Chief Executive Officer of Longview Asset Management LLC, or Longview, a multi-strategy investment firm for which he has been a portfolio manager since 1998. He has also served since 1994 as a Vice President of Henry Crown and Company, a private family investment firm affiliated with Longview. From 1998 to 2002, Mr. Star was President and Chief Investment Officer of Star Partners, Inc., a private securities partnership focused on common equities. Mr. Star began his investment career in 1991 as a securities analyst at Harris Associates, a Chicago investment firm. Prior thereto, he practiced corporate and securities law in Illinois, where he was a member of the bar from 1987 to 2011. Mr. Star sits on the board of directors of Equity CommonWealth REIT, a publicly traded real estate trust, where he serves on the Nominating & Governance Committee. He is a director of the holding companies of Teaching Strategies, a software company focused on the education market, Petsmart, Inc., a leading provider of merchandise and services to pet owners, and eBay Enterprises, an ecommerce logistics company. Mr. Star has been a member of the investment committees for the retirement plans of Henry Crown and Company since 1995, Great Dane Limited Partnership since 1997 and, since 2014, Gillig LLC, Provisur Technologies, Inc. and Trail King Industries, Inc. He has also served as a manager of Longview Trust Company since 2006. Mr. Star has also been a member of limited partner advisory boards for the Kabouter Funds since 2004 and Valor Equity Partners II since 2007. In prior years, Mr. Star has served on the board of trustees of Columbia Acorn Trust and Wanger Advisor Trust, which are registered mutual funds, and a number of private company boards. He is a member of the Global Advisory Board of the Kellogg Graduate School of Business at Northwestern University and the Chicago chapter of World Presidents Organization. He founded and serves as President of the Star Family Foundation. Mr. Star received a BA from Harvard University and holds a JD from Yale Law School and a Masters of Management from Kellogg Graduate School of Management at Northwestern University.

Our Board has concluded that Mr. Star should serve as director because of his experience in finance and investing gained as a result of his 25 year career as an investor including as Chief Executive Officer and President of Longview Asset Management, LLC and Chairman and Trustee of Columbia Acorn Trust Funds. Mr. Star is a representative of one of our Company’s largest stockholders and acts as a representative voice of our stockholders. If elected, Mr. Star will be an independent director.

Our Board unanimously recommends a vote FOR each of the nominees for election as Class I directors.

2016 PROXY STATEMENT	21

Directors Continuing in Office

Term Expiring at the 2017 Annual Meeting of Stockholders

Stan A. Askren, Director since March 2016

Mr. Stan A. Askren, age 55, has been the Chairman and Chief Executive Officer of HNI Corporation since 2004 and the President of HNI Corporation since 2003. Prior to his appointment as President of HNI Corporation, he has served in various roles at HNI Corporation including human resources, marketing, operations and general management. Prior to HNI Corporation, Mr. Askren served in multiple executive and general management positions at Emerson Electric Company and Thomson SA. Mr. Askren has been a director of HNI Corporation since 2003 and of Armstrong World Industries, Inc. since 2008 and served as a director of Arctic Cat Inc. from 2012 to 2014.

Mr. Askren graduated from the University of Northern Iowa with highest honors with a degree in Business Administration and received a Master of Business Administration from Washington University where he received the Hiram and Mary Neuwoehner award for academic excellence. He also completed the Advanced Management Program at Harvard University in 1995.

Mr. Askren serves on the Business Industry Furniture Association and is a past chair. He serves on the Iowa Business Council and is a past chair. He also serves on the Washington University Olin School of Business Advisory Council and is currently serving his second term on the Iowa Partnership for Economic Progress Board, appointed by Iowa Governor Terry Branstad.

Our Board has concluded that Mr. Askren should serve as director because of his experience gained from his positions as President and Chief Executive Officer of HNI corporation, along with his broad based experience in human resources, operations, marketing and multi-channel sales experience. Mr. Askren has been recognized as an expert in lean operations and business practice. In addition he has extensive director experience on the boards of HNI Corporation, Arctic Cat Inc. and Armstrong World Industries.

Alvaro Garcia-Tunon, Director since January 2016

Alvaro Garcia-Tunon, age 63, retired as the Chief Financial Officer of Wabtec Corporation, or Wabtec, a provider of products and services for the global rail industry, effective January 1, 2014. He remains with Wabtec as a strategic advisor. Mr. Garcia-Tunon was named Executive Vice President and Chief Financial Officer for Wabtec in February 2012. Prior to that, he was Executive Vice President, Chief Financial Officer and Secretary of Wabtec since December 2010. Prior thereto, he served as Senior Vice President, Chief Financial Officer and Secretary of Wabtec since 2003. Having served as the Chief Financial Officer of a public company with global operations, Mr. Garcia-Tunon has leadership skills in international business, corporate governance, risk management and legal matters. He also provides the Board and the Audit Committee, of which he is a member, the strong financial and accounting skills required to be considered a financial expert. Mr. Garcia-Tunon currently is serving on the Board of Directors of MSA Safety, a global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures since 2012, and Matthews International, a leading supplier of brand solutions and memorialization and industrial products, since 2009. He is also a board member of the Senator John Heinz History Center, where he serves as its Treasurer and the William & Mary Law School Foundation. Mr. Garcia-Tunon graduated from the College of William and Mary with a Juris Doctor degree and is a graduate of the University of Virginia with a Bachelor of Science degree in Commerce and Accounting. He is a CPA and a member of the Virginia State Bar.

Our Board has concluded that Mr. Garcia-Tunon should serve as director because he brings substantial experience in information technology, finance, accounting and the automotive industry from his time at Wabtec Corporation, PricewaterhouseCoopers LLP and Arthur Anderson and Co.

22	2016 PROXY STATEMENT

Francis Raborn, Director since October 2007

Until his retirement in 2005, Mr. Raborn, age 72, served as Vice President and Chief Financial Officer of United Defense Industries, Inc. from its formation in 1994, and as a director since 1997. Mr. Raborn joined FMC Corporation, the predecessor of United Defense Industries, Inc., in 1977 and held a variety of financial and accounting positions, including Controller of the Defense Systems Group from 1985 to 1993, and Controller of the Special Products Group from 1979 to 1985. He also had international operating responsibilities as a result of being on the Boards of United Defense’s Swedish subsidiary and Turkish joint venture. Prior to his tenure at FMC Corporation, Mr. Raborn worked for Chemetron Corporation and Ford Motor Company. Mr. Raborn currently serves on the board of directors of Spirit AeroSystems, Inc.

Our Board has concluded that Mr. Raborn should serve as a director because he brings with him significant experience in finance, accounting, defense, production and manufacturing as a result of his senior financial and accounting positions at FMC Corporation and United Defense Industries, Inc., or United Defense, and his position as the Chairman of Spirit AeroSystems, Inc.’s audit committee. Mr. Raborn also brings to our Board international operating experience as a result of his service on the boards of directors of United Defense’s Swedish subsidiary and Turkish joint venture and valuable knowledge of corporate governance, compensation programs, and operations of other companies gained from his previous service on the board of directors of other public and private companies.

Gregory Spivy, Director since May 2015

Mr. Gregory P. Spivy, age 47, is a Partner at ValueAct Capital. Prior to joining ValueAct Capital in September 2004, Mr. Spivy worked with Gryphon Investors, a private equity fund with $500 million in investments. Previously, Mr. Spivy was a Managing Director at Fremont Partners, or Fremont, a private equity firm. Prior to joining Fremont, Mr. Spivy was a Director with The Bridgeford Group, and began his career in the mergers and acquisitions department of Lehman Brothers. Mr. Spivy is the chairman and a director of Seitel, Inc., a director of Armstrong World Industries, Inc., the former chairman of MSD Performance, Inc. and a former director of MDS, Inc., MSC Software Corp., PRA International and KAR Auction Services, Inc.

Our Board has concluded that Mr. Spivy should serve as director because he brings his experience as a director of other public and private corporations, his advisory experience with ValueAct Capital’s portfolio companies and his extensive financial services industry experience generally to our Board. Additionally, as the representative of our Company’s single largest stockholder, Mr. Spivy acts as a representative voice of our stockholders.

2016 PROXY STATEMENT	23

Term Expiring at the 2018 Annual Meeting of Stockholders

Members of this class have consented to stand for election at the 2017 annual meeting of stockholders if the declassification amendment is approved.

Lawrence E. Dewey, Chairman since August 2007

Mr. Dewey, age 59, joined Allison in February 1989. Mr. Dewey currently serves as the Chairman and Chief Executive Officer of Allison and has served in that capacity since January 2016. Prior to that, Mr. Dewey served as Chairman, President and Chief Executive Officer since the sale of Allison in August 2007. Prior to the sale, Mr. Dewey served in various capacities at Allison, including as President of Allison, a role he assumed in 2000; worldwide Director of Marketing, Sales and Service, Managing Director of Allison Transmission Europe, B.V., based in The Netherlands; Central Region (U.S.) Sales Manager; Marketing Manager; Manager of Aftermarket Products; and Production Manager. From 2003 until 2007, concurrent with his role as President of Allison, he took on the responsibilities of Group Director of Marketing, Sales, Brand Management and Customer Support for General Motors Powertrain group. Before joining Allison, Mr. Dewey held several positions of increasing responsibility in General Motors’ Diesel Equipment Division and Rochester Products Division. He began his career in 1974 as a General Motors co-op student at General Motors Institute (now Kettering University).

Our Board has concluded that Mr. Dewey should serve as a director because in addition to his demonstrated leadership skills as Chief Executive Officer of Allison, he brings to our Board experience and institutional knowledge about Allison from his 27 years of experience with our Company and valuable insights on the commercial vehicle industry as a result of his 42 years of experience in the industry.

Richard P. Lavin, Director since March 2016

Mr. Richard P. Lavin, age 64, served as President and Chief Executive Officer of Commercial Vehicle Group, Inc., a leading global supplier of a full range of cab-related systems for the global commercial vehicle market from May 2013 until his resignation in November 2015. He was a director of Commercial Vehicle Group, Inc. from August 2013 until November 2015. Prior to Commercial Vehicle, Mr. Lavin spent 28 years at Caterpillar Inc., where he last served as Group President of Construction Industries and Growth Markets. Throughout his career at Caterpillar, Mr. Lavin held various global roles, including Vice President of the Human Services Division, Vice President of Caterpillar’s Asia Pacific Manufacturing Operations, Chairman of Shin Caterpillar Mitsubishi, and other senior positions in Hong Kong, Bangalore, India, Tokyo, Japan and Beijing, China. Mr. Lavin joined Caterpillar in 1984 as an attorney in the legal department. Mr. Lavin currently serves as a director of ITT Corporation and United States Gypsum Company.

Our Board has concluded that Mr. Lavin should serve as director because of his vast industry experience as the former President and Chief Executive Officer of Commercial Vehicle Group. Mr. Lavin brings extensive knowledge of international markets through a 28 year career with Caterpillar that included senior positions in several Asian countries with responsibility for developing and deploying broad based business strategies and for managing business operations.

24	2016 PROXY STATEMENT

Thomas W. Rabaut, Director since August 2007

Mr. Rabaut, age 67, currently serves as an Operating Executive for The Carlyle Group and has held that position since 2007. In that capacity, he has fulfilled a number of executive roles including current Chairman of SIGNODE Industries and Walbro LLC, and past Chairman of Veyance Technologies and ARINC Industries, Inc. He also serves on the board of KAMAN Corporation and is Chairman of the Board of Saab Defence and Security LLC. Mr. Rabaut also served on the board of CYTEC Industries until it was recently acquired by the SOLVAY Group. Prior to joining Carlyle as an Operating Executive, Mr. Rabaut served as President of Land and Armaments Group BAE Systems from 2005 to 2007. From 1994 to 2005, he was the President and CEO of United Defense Industries, Inc. It was a global leader in the design, development and production of military systems, including combat vehicles, naval guns, missile launching systems, and the upgrade and repair of U. S. Navy ships. It was one of Carlyle’s most successful investments and was acquired by BAE Systems in 2005. Prior to his tenure at United Defense, Mr. Rabaut served 17 years in primarily general management positions in FMC Corporation. This included business activities in a variety of industries including Power Transmission, Petroleum Equipment and defense.

Mr. Rabaut is a graduate of the United States Military Academy at West Point, the Harvard Graduate School of Business, a qualified U. S. Army Ranger and served overseas in the U.S. Army as a Military Intelligence Officer from 1971-1975. Mr. Rabaut currently serves on the Council of Trustees of the Association of the U. S. Army and on the board of the Washington, DC Chapter of the Posse Foundation.

Our Board concluded that Mr. Rabaut should serve as a director given his extensive senior executive leadership experience across a variety of relevant industries and his current role as an operating executive with Carlyle. Mr. Rabaut’s professional and board experience provides additional perspective about governance, strategy, risk management and succession planning.

2016 PROXY STATEMENT	25

Richard V. Reynolds, Director since November 2010

Lieutenant General, United States Air Force (retired) Reynolds, age 67, is owner and principal of the VanFleet Group, LLC, an aerospace consulting company and has served in that capacity since 2005. Prior to his retirement in 2005, General Reynolds was Vice Commander, Air Force Materiel Command. During his 34-years of active duty Air Force service, he commanded the Aeronautical Systems Center at Wright-Patterson Air Force Base, Ohio and the Air Force Flight Test Center at Edwards Air Force Base, California. He was also Program Executive Officer, Airlift and Trainers in the Pentagon, and Program Director for several major weapon system acquisitions, including the B-2 Spirit. General Reynolds is a graduate of U.S. Air Force Test Pilot School, Class 79B, and has more than 25 years of hands-on experience in the research, development, program management, test and evaluation of aeronautical systems. He holds Federal Aviation Administration certificates for Airline Transport Pilot and Flight Instructor (Glider), and his logbook shows more than 4,000 flying hours in 72 different military and civil aircraft. Graduating in 1971 from the U.S. Air Force Academy with a Bachelor of Science degree in Aeronautical Engineering, General Reynolds has a Master of Science degree in Mechanical Engineering from California State University, and a Master of Arts degree in National Security and Strategic Studies from the Naval War College. He is a Fellow of the Society of Experimental Test Pilots. General Reynolds currently serves on the board of directors of Apogee Enterprises, Inc. and previously served on the board of directors of Barco Federal Systems, LLC. He holds advisory board seats for Sierra Nevada Corporation and Electronic Warfare Associates-Government Systems Inc. In a volunteer capacity, he has served as Board Chairman and CEO of the Air Force Museum Foundation, Inc. and a member of the USAF Heritage Program Board of Directors. He is presently a member of the Ohio Veterans Memorial and Museum Advisory Committee; co-founder and Secretary of Air Camp, Inc.; a trustee of the United States Air and Trade Show and Flight Test Historical Foundation; and a member of a number of other local Dayton, OH region boards and committees. Between 2009 and 2011, he was Chairman of the Committee on Evaluation of U.S. Air Force Preacquisition Technology Development for the National Research Council of the National Academies, and now serves on the Air Force Studies Board of the NRC.

Our Board has concluded that General Reynolds should serve as a director because, as a result of his service in senior leadership positions in the U.S. Air Force, which has provided valuable business, leadership and management experience, he brings with him expertise in government contracting and procurement; science and technology; major weapon system research, development and acquisition; system test and evaluation; business and operations risk assessment and mitigation; supply chain and logistics management; information technology and leadership development. General Reynolds also brings to our Board valuable knowledge of finance, corporate governance, compensation programs, and operations of other companies gained from his previous service on the board of directors of other public and private companies.

26	2016 PROXY STATEMENT

Proposal No. 2—To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for 2016. Stockholders have the opportunity to ratify that selection in an advisory, non-binding vote.

The Audit Committee approves all audit and permissible non-audit services to be provided to us by PwC prior to commencement of services. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve specific services up to specified individual and aggregate fee amounts. These approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

We have incurred fees for services from PwC in the below indicated amounts for the following categories of services for the years ended December 31, 2015 and 2014, respectively:

	2015	2014
Audit Fees(1)	$1,652,804	$1,657,310
Audit-Related Fees(2)	—	65,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,652,804	$1,722,310

(1)

Audit Fees include fees and expenses for the audit of our annual consolidated financial statements, for the review of quarterly financial statements, for statutory audits, and for 2014 services associated with filing our registration statements for secondary offerings with the SEC.

(2)	Audit-Related Fees include fees for an audit associated with our U.S. Department of Energy cost-share grant award.

We expect that representatives of PwC will be present at the 2016 Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee of our Board has the sole authority to appoint, replace, compensate and oversee the independent auditor, and shall pre-approve the fees and other terms of all engagements for audit and non-audit services provided by the independent auditor. In 2015, all of the Company’s audit fees paid to the independent auditor were pre-approved by the Audit Committee.

If the holders of a majority of the voting power of the shares entitled to vote on this proposal represented in person or by proxy do not approve the proposal, the Audit Committee will reconsider its choice taking into consideration the views of the stockholders and may, but will not be required to, appoint a different independent registered public accounting firm.

Our Board unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

2016 PROXY STATEMENT	27

Report of the Audit Committee

The Audit Committee is responsible for monitoring the integrity of the Company’s consolidated financial statements, the qualifications, performance and independence of the independent registered public accounting firm, the performance of the Company’s internal auditor and compliance with legal and regulatory requirements. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States as well as auditing the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015. Our responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such consolidated financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

We held eight meetings during 2015. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the internal auditor and the independent registered public accounting firm, PricewaterhouseCoopers LLP.

We discussed with the internal auditor and PwC the overall scope and plans for their respective audits. We met with the internal auditor and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal control over financial reporting. We reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

We discussed with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment and risk management processes.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2015 with management, the internal auditor and PwC and reviewed and discussed with management, the internal auditor and PwC management’s report on internal control over financial reporting. We reviewed PwC’s report on the Company’s consolidated financial statements which indicated that the consolidated financial statements present fairly, in all material respects, the Company’s financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States and PwC’s audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015. We also discussed with management, the internal auditor and PwC the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the Securities and Exchange Commission and the process used to support management’s report on internal control over financial reporting.

We also discussed with PwC all matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board, or PCAOB, standards.

PwC provided us with the letter required by applicable PCAOB requirements and represented that PwC is independent from the Company. We discussed with PwC its independence from the Company. When considering PwC’s independence, we considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s quarterly unaudited consolidated financial statements and review of the Company’s internal control over financial reporting, were compatible with maintaining their independence. We concluded that the provision of such services by PwC has not jeopardized PwC’s independence.

28	2016 PROXY STATEMENT

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to our Board, and our Board approved, that the Company’s audited consolidated financial statements for the year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K. We have also selected PwC as the Company’s independent registered public accounting firm for the year ended December 31, 2016 and will present the selection to the stockholders for ratification at the 2016 Annual Meeting.

The Audit Committee:

Francis Raborn, Chairman

David F. Denison

Alvaro Garcia-Tunon

Richard V. Reynolds

2016 PROXY STATEMENT	29

Proposal No. 3—An advisory, non-binding vote to approve the compensation paid to our named executive officers

Our executive compensation program is designed to align executive pay with our performance on both short and long-term basis, link executive pay to specific, measurable results intended to create value for stockholders and utilize compensation as a tool to assist us in attracting and retaining the high-caliber executives that we believe are critical to our long-term success.

The Compensation Discussion and Analysis beginning on page 33 of this Proxy Statement describes our executive compensation program and the decisions made by the Compensation Committee during 2015 in more detail. We are requesting stockholders cast a non-binding advisory vote to approve the compensation paid to our named executive officers as disclosed in this Proxy Statement.

Accordingly, we recommend that our stockholders vote FOR the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

As an advisory, non-binding vote, this resolution will not be binding on us or our Board. However, we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation programs, will consider the outcome of the vote when making future compensation decisions for our named executive officers. This vote is being presented as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act.

In accordance with our Board’s recommendation and the voting results on an advisory proposal at our 2013 annual meeting of stockholders, our Board determined that the Company will hold future advisory votes on the Company’s executive compensation every three years. Accordingly, the next advisory vote to approve the Company’s executive compensation will be at the Company’s 2019 annual meeting of stockholders.

Our Board unanimously recommends that stockholders vote FOR the advisory resolution to approve the compensation paid to our named executive officers as disclosed in this Proxy Statement.

30	2016 PROXY STATEMENT

Proposal No. 4—To approve an amendment to our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors

After careful consideration and upon the recommendation of our Board’s Nominating and Corporate Governance Committee, which is comprised entirely of independent directors, our Board has determined that it is advisable and in the best interests of our Company and its stockholders to declassify our Board to allow our stockholders to vote on the election of directors generally on an annual basis, rather than on a staggered basis.

Our Board carefully considered the advantages and disadvantages of the current classified structure. In reaching its determination to propose the declassification of our Board, it concluded that the benefits of a classified structure, including maintaining continuity of experience and encouraging a person seeking control of the Company to initiate arm’s length discussions with management and our Board, were outweighed by the following considerations:

•

Our Board’s belief that providing the Company’s stockholders with the opportunity annually to register their views on the collective performance of our Board and on each director individually will further the Company’s goal of ensuring that its corporate governance policies conform to best practices and maximize accountability to the stockholders;

•	Discussions with certain of our stockholders who prefer the annual election of directors; and

•	The growing sentiment among the investment community in favor of the annual election of directors.

Article Seventh of our Charter currently provides that our Board shall be divided into three classes of directors, as nearly equal in number as possible, elected to serve staggered terms of three years each, which means that approximately one-third of the directors are elected each year. In order to complete the declassification of our Board at the 2017 annual meeting of stockholders, our Board determined to seek stockholder approval of a proposed amendment to our Second Amended and Restated Certificate of Incorporation, or Charter, at the 2016 Annual Meeting and also determined not to phase in declassification over time.

If the proposal to amend our Charter is approved by our stockholders, the proposed Charter amendment will be filed with the Delaware Secretary of State, and all directors elected by our stockholders (including directors elected at the 2016 Annual Meeting) generally will become subject to election on an annual basis for a one-year term expiring at the annual meeting of stockholders following their election. Our Class III directors (whose terms currently expire at the 2018 annual meeting of stockholders) have consented, subject to approval of the proposed Charter amendment by our stockholders, to stand for election at the 2017 annual meeting of stockholders. The proposed Charter amendment also provides that any newly created directorship that results from an increase in the number of directors after the effective date of the amendment, or directors elected by our Board to fill vacancies, would be elected for a term expiring at the next succeeding annual meeting of stockholders following such director’s appointment as a director. As a result, if the proposed Charter amendment is approved by our stockholders, then beginning with the 2017 annual meeting of stockholders, the entire Board will stand for election annually for one-year terms. The proposed Charter amendment would not change the current number of directors or our Board’s authority to change the number of directors and to fill any vacancies or newly created directorships. If the proposed Charter amendment is approved by our stockholders, directors serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class may be removed only for cause, and all other directors may be removed at any time, either for or without cause.

If the proposal to amend our Charter is not approved by our stockholders, then our Board will remain classified and our Class II directors will stand for reelection at the 2017 annual meeting of stockholders, Class III directors will stand for reelection at the 2018 annual meeting of stockholders and our Class I directors will stand for reelection at the 2019 annual meeting of stockholders.

2016 PROXY STATEMENT	31

The general description of the proposed amendment to our Charter set forth above is qualified in its entirety by reference to the text of the amendment, which is attached as Appendix A to these proxy materials.

Our Board unanimously recommends a vote FOR approval of an amendment to our Second

Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors.

32	2016 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides an overview and analysis of (i) the elements comprising our compensation program for our named executive officers, which we refer to in this Compensation Discussion and Analysis as our NEOs; (ii) the material 2015 compensation decisions made under that program and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis; and (iii) the material factors considered in making those decisions.

For the year ended December 31, 2015, our NEOs were:

•	Lawrence E. Dewey, Chairman and Chief Executive Officer;

•	David S. Graziosi, President, Chief Financial Officer, Treasurer and Assistant Secretary;

•	Michael G. Headly, Senior Vice President, Global Marketing, Sales and Service;

•	Randall R. Kirk, Senior Vice President, Product Engineering and Product Teams; and

•	David L. Parish, Senior Vice President, Operations and Purchasing.

On January 5, 2016, Mr. Graziosi was promoted to the position of President, Chief Financial Officer, Treasurer and Assistant Secretary and Mr. Dewey became Chairman and Chief Executive Officer. In addition, shortly after the fiscal year end Messrs. Parish and Headly retired from their positions effective January 1, 2016 and April 1, 2016, respectively.

We intend to provide our NEOs with compensation that is significantly performance based. Our executive compensation program is designed to align executive pay with our performance on both short and long-term bases, link executive pay to specific, measurable results intended to create value for stockholders and utilize compensation as a tool to assist us in attracting and retaining the high-caliber executives that we believe are critical to our long-term success.

Compensation Strategy and Context. We became publicly-traded through an initial public offering in March of 2012. Since that time, we have been in a process of evolving our pay practices to align with public company practices where appropriate, while maintaining the best elements of our practices utilized while a private company. Our compensation strategy follows public company competitive market practices while driving towards maximizing stockholder value creation and focusing on strong long-term performance. We achieve this strategy through a combination of:

•	Competitive base salaries;

•

An annual incentive plan, which we refer to as iComp, focused on adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, Adjusted Free Cash Flow and quality objectives; and

•	Regular annual awards of equity, using stock options, restricted shares and performance shares, to align the interests of our executives with the interests of our stockholders.

The objective is to create competitive annual pay levels and to provide a balanced portfolio of cash and equity incentives designed to attract, retain and motivate key executives. The key components of this strategy are discussed in greater detail under “—2015 Compensation Decisions” below.

In addition, we have continued to adjust our policies and practices to be consistent with sound governance and stockholder friendly policies, including the design and development of a new performance-based restricted share plan for 2015 to further align the interests of our executives with our stockholders, as discussed in more detail below under “—2015 Compensation Decisions—Long-Term Equity Incentive Awards.”

2016 PROXY STATEMENT	33

2015 Business Results and Implications for Compensation. Despite increasingly challenging conditions in certain of our end markets, we achieved solid financial results in 2015. Highlights include:

•	Generating strong performance with respect to our Adjusted EBITDA margin, which was 36.2% for 2015.

•

Delivering Adjusted Free Cash Flow of $530 million and returning value to stockholders by repurchasing approximately $306 million of our common stock and paying $105.5 million in cash dividends to stockholders in 2015.

•

Achieving above target 90 day (and under) incidents per thousand vehicles, or IPTV, claims for North America markets of 6.8 and above target 90 day (and under) IPTV claims for outside North America markets of 9.9.

•

Continued focus on debt management represented by refinancing our 7.125% Senior Notes due 2019, refinancing our Senior Secured Credit Facility Term B-2 Loan due 2017 and repaying $118 million principal amount of our outstanding debt.

Despite these accomplishments, our Adjusted EBITDA and Adjusted Free Cash Flow for the year were below the targets set for our iComp program, resulting in 2015 performance of 94% of target for purposes of our iComp program. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Free Cash Flow are non-GAAP financial measures. For information about how we define these measures and where to find a reconciliation to the most comparable GAAP measures, refer to the discussion below under the heading “—2015 Compensation Decisions—Annual Performance-Based Compensation.”

Advisory Vote on Executive Compensation.

In 2013 our stockholders voted for future advisory votes on executive compensation to be held once every three years. We believe that this three-year cycle remains appropriate as we continue to evolve our pay practices to align with our public company peers and these changes will take place over a timeframe longer than a single year. As a result, we did not have an advisory vote on executive compensation in 2015. For information on our 2016 advisory vote on executive compensation see “Proposal No. 3—An advisory, non-binding vote to approve the compensation paid to our named executive officers” above.

Corporate Governance Framework

We strive to maintain control and oversight of our executive compensation program through strong corporate governance. Specific examples of policies that we have adopted include:

•

Align pay for performance: On average, approximately 77% of 2015 NEO total direct compensation, calculated as base salary, annual incentive compensation at target-level achievement and long-term incentive awards at target-level performance, is performance-based and is tied to financial performance and/or the performance of our stock price. Approximately 49% of 2015 NEO total direct compensation is equity-based, with vesting over three years.

•

Maintain executive stock ownership guidelines: The Allison Transmission Executive Stock Ownership Policy requires certain key employees to own, within five years of the date of the policy’s adoption, an amount of our common stock equal to a multiple of their salary. The multiple for the Chief Executive Officer is 5.0x salary, for the other NEOs is 3.0x salary and for the remaining key employees is 1.5x salary. Executives not meeting their ownership guidelines will be required to hold 50% of all shares received upon exercise of stock options and any other vested shares received through equity incentive plans until the guideline levels of ownership are achieved. We believe that direct ownership of our stock provides our NEOs with a strong incentive to increase the value of the Company.

•	Prohibit tax gross-ups: We provide no tax gross-ups on any benefits or perquisites, including after a change in control.

•	Prohibit hedging of Allison stock: The Allison Insider Trading Policy prohibits our executive officers from hedging the economic risk of ownership of our common stock.

•	Prohibit option re-pricing: Our equity plan does not allow for re-pricing of underwater stock options without stockholder approval.

34	2016 PROXY STATEMENT

•	Require double trigger for change in control benefits: No severance payment or equity acceleration occurs solely as the result of a change in control event.

•	Maintain an independent compensation committee: All of the members of our Compensation Committee are independent as defined by NYSE listing standards and applicable SEC rules and regulations.

•	Retain an independent consultant: The Compensation Committee engages a compensation consultant that does not provide other services to us.

Compensation Overview

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, with variable components to deliver pay results that are consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a significant portion of compensation opportunity is related to factors that directly and indirectly influence stockholder value. Accordingly, we set goals designed to link each NEO’s compensation to our performance and the NEO’s own performance.

We do not target a specific mix of compensation elements by executive, but our overall philosophy is to emphasize performance-based pay and long-term incentives, in particular. The following charts illustrate this emphasis for our CEO and other NEOs showing base salary, target annual cash incentive opportunity and target long-term incentive opportunity as a percentage of target total direct compensation for 2015:

2016 PROXY STATEMENT	35

Compensation Elements. Compensation for our executive officers consists primarily of the elements, and their corresponding objectives, identified in the following table.

Compensation Element	Primary Objective
Base Salary	To recognize performance of job responsibilities and to attract and retain individuals with superior talent.

iComp (annual performance-based compensation)	To promote our near-term performance objectives across the entire workforce and reward individual contributions to the achievement of those objectives.

Long-term equity incentive awards

To emphasize our long-term performance objectives, align management’s interests with those of our stockholders, encourage the maximization of stockholder value and retain key executives by providing an opportunity to participate in the ownership of the Company.

Severance and change in control benefits	To encourage the continued attention and dedication of certain key individuals when considering strategic alternatives.

Retirement savings (401(k)), pension and deferred compensation plans	To provide an opportunity for tax-efficient savings and long-term financial security.

Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to us.

Our compensation decisions for the NEOs in 2015 are discussed below in relation to each of the above-described elements of our compensation program. The below discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis.

Determination of Compensation Awards. The Compensation Committee is provided with the primary authority to establish and approve the compensation awards available to our executive officers and is charged with reviewing executive officer compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our executive officers is fair, reasonable and competitive. The Compensation Committee is primarily responsible for (i) establishing base salary and target bonus levels; (ii) assessing the performance of the Chief Executive Officer and other NEOs for each applicable performance period; (iii) approving the awards to be paid to our Chief Executive Officer and other NEOs under our annual iComp program for each year; and (iv) making equity award grants under our equity incentive compensation plans. To aid the Compensation Committee in making its determinations, the Chief Executive Officer provides recommendations at least annually to the Compensation Committee regarding the compensation of officers. The performance of our senior executive management team is reviewed at least annually by the Compensation Committee and the Compensation Committee approves each NEO’s compensation at least annually.

In establishing and approving compensation levels for our NEOs, the Compensation Committee considers each NEO’s unique position and responsibility and relies upon the judgment and experience of its members as well as the input of the Compensation Committee’s independent compensation consultant, including information regarding market practices. We believe that executive officer total compensation should be competitive with the compensation of executive officers in similar positions and with similar responsibilities in our marketplace and adjusted for financial and operating performance, each executive’s level of experience, and each executive’s current and expected future contributions to our results. In this regard, each executive officer’s current and prior compensation is considered as a reference point against which determinations are made as to whether increases are appropriate to retain the NEO in light of competition or in order to provide continuing performance incentives.

36	2016 PROXY STATEMENT

Role of Compensation Consultant. The Compensation Committee retained Semler Brossy as its independent compensation consultant for 2015. During 2015, Semler Brossy assisted the Compensation Committee with the following compensation-related matters:

•	Identifying a peer group of appropriately sized public companies for making market comparisons;

•	Assessing executive pay levels and practices relative to market practices;

•	Evaluating Board compensation relative to market practices;

•	Supporting the Compensation Committee in developing a go-forward pay philosophy and equity incentive strategy, including the design of the new performance-based stock awards for 2015;

•	Reviewing pay recommendations for executive officers;

•	Reviewing and providing guidance on performance measures and objectives established for determining performance-based compensation;

•	Evaluating severance and change in control policies and practices and developing recommendations for changes where warranted;

•	Supporting the development of the new equity plan approved by stockholders during 2015;

•	Completing a review of compensation-related risks; and

•	Reviewing and providing input on the annual compensation discussion and analysis disclosures.

Semler Brossy does not provide other services to our management. The Compensation Committee has assessed Semler Brossy’s independence and concluded that no conflict of interest exists that would prevent Semler Brossy from providing services to the Compensation Committee.

Use of Peer Group Data. The Compensation Committee reviews competitive pay practices in determining compensation for our executives including our NEOs; however, the Compensation Committee does not target a specific percentile of market in determining individual pay levels. Rather, in alignment with the considerations described above under “—Determination of Compensation Awards,” the Compensation Committee determines the total amount of compensation for our NEOs, and the allocation of total compensation among each of our three main components of compensation, in reliance upon the judgment and general knowledge of its members and the advice of the Compensation Committee’s independent consultant to ensure we attract, develop and retain superior talent.

The Compensation Committee reviewed peer group data provided by Semler Brossy in 2015 for purposes of comparing our executive compensation programs and amounts to those of other publicly traded companies with similar size and financial characteristics to our own or operating in similar industries. For pay decisions made for 2015, the peer group consisted of the following companies:

• BorgWarner Inc.	• Lincoln Electric Holdings, Inc.
• Rexnord Corporation	• Wabtec Corp.
• Rockwell Automation, Inc.	• IDEX Corporation
• Joy Global Inc.	• Sensata Technologies Holding NV
• Flowserve Corporation	• Woodward, Inc.
• AMETEK, Inc.	• TransDigm Group Incorporated
• Roper Industries, Inc.	• Nordson Corporation
• Pall Corporation	• CLARCOR Inc.
• WABCO Holdings Inc.	• Gentex Corporation
• Donaldson Company, Inc.	• Graco Inc.

Gardner Denver Inc. was included in the 2014 peer group and was removed from the peer group for 2015 because it is no longer a public company and Lincoln Electric Holdings, Inc. was added to the peer group as a replacement.

2016 PROXY STATEMENT	37

2015 Compensation Decisions

Base Compensation. We set base salaries for our NEOs generally at a level we deem necessary to attract and retain individuals with superior talent, while taking into account the total compensation package provided to each NEO. Each year we determine base salary adjustments based upon the scope of responsibility and demonstrated proficiency of the executive officers as assessed by the Compensation Committee, and for executive officers other than the Chief Executive Officer, in conjunction with recommendations made by the Chief Executive Officer. No formulaic base salary increases are provided to the NEOs. In December 2014, the Compensation Committee approved a base salary increase for Mr. Kirk effective January 1, 2015. Base salaries for our NEOs in 2015 were as follows:

Name and Principal Position	2015 Base Salary ($)	Percent Increase (%)
Lawrence E. Dewey	800,000	0%
Chairman and Chief Executive Officer
David S. Graziosi	575,000	0%
President, Chief Financial Officer, Treasurer and Assistant Secretary
Michael G. Headly	375,000	0%
Senior Vice President, Global Marketing, Sales and Service
Randall R. Kirk	375,000	11.94%
Senior Vice President, Product Engineering and Product Teams
David L. Parish	385,000	0%
Senior Vice President, Operations and Purchasing

Mr. Kirk’s salary increase for 2015 reflects the addition of oversight of our Product Teams department to his responsibilities.

Annual Performance-Based Compensation. Generally, all of our hourly and salaried employees, including our NEOs, are eligible for annual performance-based compensation. We structure our compensation programs to reward employees based on our performance and the individual employee’s relative contribution to that performance. This allows all employees to receive incentive bonus compensation, which we refer to as iComp, in the event certain specified corporate performance measures are achieved. The annual iComp pool and the NEOs’ initial iComp awards are approved by the Compensation Committee based upon the extent of achievement of corporate-level performance goals established annually by the Compensation Committee.

Payout Potential. Under the terms of the iComp program, the formulaic iComp awards are based upon a percentage of base salary and have been set at or above what our Compensation Committee believes to be market levels such that our total cash compensation is generally intended to be more performance-based than that of our peers. For our NEOs, this percentage ranged from 100% to 150% of salary for target-level achievement in 2015. As a result, at target performance levels, our NEOs will receive total direct cash compensation above median levels as compared to similar executives at our peer group companies, for what the Compensation Committee believes will be above median levels of performance. Maximum formulaic iComp awards are set at 250% of the target values based on our short-term performance and each NEO’s contributions to that performance. None of our NEOs receives a guaranteed annual iComp award.

38	2016 PROXY STATEMENT

The following chart sets forth the formulaic iComp awards for target-level achievement and the maximum formulaic iComp awards for our NEOs for 2015:

Name and Principal Position	Formulaic iComp at target- level performance (% of base salary)	Maximum formulaic iComp award (% of base salary)
Lawrence E. Dewey	150%	375%
Chairman and Chief Executive Officer
David S. Graziosi	115%	287.5%
President, Chief Financial Officer, Treasurer and Assistant Secretary
Michael G. Headly	100%	250%
Senior Vice President, Global Marketing, Sales and Service
Randall R. Kirk	100%	250%
Senior Vice President, Product Engineering and Product Teams
David L. Parish	100%	250%
Senior Vice President, Operations and Purchasing

Performance Measures. For the year ended December 31, 2015, iComp performance goals were based upon Adjusted EBITDA, Adjusted Free Cash Flow and quality metrics. The Compensation Committee chose these metrics as they believe that EBITDA and cash flow metrics remain important indicators of our long-term value creation for stockholders. Quality metrics are included to incent employees to maintain focus on what is one of our most important competitive differentiators. For this purpose, Adjusted EBITDA was defined as our consolidated earnings before interest expense or income, income tax expense or income, depreciation and amortization expenses and other adjustments as defined by our credit agreement. Adjusted Free Cash Flow was defined as net cash provided by operating activities, additions of long-lived assets and excess tax benefit from stock-based compensation. The Quality metric was comprised of two separate components: 90 day (and under) IPTV claims for North America markets and 90 day (and under) IPTV claims for Outside North America markets. Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. A reconciliation of Adjusted EBITDA, as well as Adjusted Free Cash Flow and Adjusted EBITDA margin, to the most comparable GAAP measures can be found in our annual report on Form 10-K for the year ended December 31, 2015 as filed with the SEC on February 19, 2016. Adjusted Free Cash Flow excludes certain transactions related to a change in our U.S. government price reduction reserve, additions of long-lived assets and the effect of rate changes on cash that are included in Adjusted Free Cash Flow.

The targets for 2015 iComp were approved by the Compensation Committee in February 2015. The established targets were based on an original, three-year plan for these objectives discussed in early 2013, and modified after taking into consideration our actual performance for 2014. Based on these factors, the Compensation Committee determined to increase the threshold, target and maximum metrics for both Adjusted EBITDA and Adjusted Free Cash Flow and approved an adjustment of the weightings between the Adjusted EBITDA and Adjusted Free Cash Flow metrics, as follows:

	Original Targets Approved in 2013				2014 Results ($ in Millions)	Targets Approved in February 2015
Performance Metric	Weighting (%)	Threshold ($ in Millions)	Target ($ in Millions)	Maximum ($ in Millions)		Weighting (%)	Threshold ($ in Millions)	Target ($ in Millions)	Maximum ($ in Millions)
Adjusted EBITDA	65%		$725.0		$745.0	60%	$592.0	$740.0	$925.0
Adjusted Free Cash Flow	30%		$425.0		$504.4	35%	$420.0	$525.0	$656.25

This increase in the performance goals resulted in a lower iComp payout than would have been payable under the original goals set for the year. As outlined in more detail below, we achieved below target performance for the Adjusted EBITDA and Adjusted Free Cash Flow performance metrics, resulting in our overall iComp payout being below target.

Once the extent of achievement of corporate iComp targets and the formulaic iComp calculations have been determined, the Compensation Committee may adjust the total funding amount of iComp awards upward or

2016 PROXY STATEMENT	39

downward by a maximum of 25% of target iComp based upon its subjective assessment of our overall performance, taking into account the general industry and economic conditions in which we operate, and for iComp awards paid to our NEO group, each NEO’s individual performance, business impact, contributions, leadership and attainment of individual objectives established periodically throughout the year, as well as other related factors. In addition, iComp funding amounts may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, mergers and acquisitions, or other factors, if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance. The Compensation Committee made no adjustments to the total funding amount for iComp awards for 2015.

The following chart sets forth the weighting of each performance metric, the threshold, target and maximum performance goals, and the actual performance achieved under our iComp program for the year ended December 31, 2015:

Performance Metric	Weighting (%)	Threshold ($ in Millions)	Target ($ in Millions)	Maximum ($ in Millions)	Achieved ($ in Millions)
Adjusted EBITDA	60%	$592.0	$740.0	$925.0	$720
Adjusted Free Cash Flow	35%	$420.0	$525.0	$656.25	$509
North America < 90 Day IPTV	2.5%	9.6	8.8	7.8	6.8
Outside North America < 90 Day IPTV	2.5%	15.4	13.0	10.0	9.9

Once the extent of achievement of iComp targets has been established, the total iComp funding pool is determined by increasing the formulaic iComp payout for each performance metric by 6% for each percentage of performance that exceeds the target performance goals or decreasing by 5% for each percentage of performance that falls below the target performance goals, multiplied by the weighting for each performance metric. Based on the foregoing levels of corporate achievement, the formulaic iComp payout was approximately 94% for 2015 performance, resulting in formulaic iComp award calculations for the NEOs for the year ended December 31, 2015 as follows:

Name	% of Target Award	% of Base Salary
Lawrence E. Dewey	94%	139%
David S. Graziosi	94%	108%
Michael G. Headly	94%	94%
Randall R. Kirk	94%	100%
David L. Parish	94%	94%

The Compensation Committee adjusted the formulaic payouts to certain of the NEOs based on the CEO’s recommendations and the Compensation Committee’s subjective assessment of the NEO’s performance, business impact, contributions and leadership, among other factors. The discretionary adjustments were made to individual payouts to the NEOs within the total iComp funding pool for NEOs and did not increase the total amount that was paid to the NEOs as a group. Specifically, the Compensation Committee approved adjustments to the formulaic payouts to the below named NEOs for the following reasons:

•	Mr. Dewey: reduced at the recommendation of Mr. Dewey to reflect our below target performance in Adjusted EBITDA and Adjusted Free Cash Flow.

•	Mr. Kirk: his leadership of our engineering department, particularly relating to new products and technologies under development, and stewardship of various strategic initiatives.

The actual iComp awards earned by the NEOs for 2015 are set forth below in our Summary Compensation Table for 2015 under the column entitled “Non-Equity Incentive Plan Compensation.”

Long-Term Equity Incentive Awards. The Compensation Committee approves annual equity awards at its first regularly scheduled meeting of each year, which typically occurs in February. Starting in 2015, the Compensation Committee approved a new long-term incentive framework that includes performance-based restricted stock

40	2016 PROXY STATEMENT

awards for senior executives, in addition to stock options and restricted stock awards. Specifically, the NEOs’ annual equity awards are allocated as 1/3 of the value in stock options, 1/3 of the value in performance-based restricted stock and 1/3 of the value in time-based restricted stock.

Consistent with this framework, in February 2015 the Compensation Committee granted equity awards to certain key employees, including our NEOs, in the form of stock options, time-based restricted stock and performance-based restricted stock awards, as part of our annual equity award program. We grant stock options to our NEOs because these awards create value only to the extent our stock price appreciates over the stock price at the time of grant. Time-based restricted stock awards were granted because these awards reward executives for stock price appreciation, while providing more stable value to enhance executive retention and limiting incentives for undue risk-taking. Both the 2015 stock option and time-based restricted stock awards promote executive retention by cliff-vesting three years after the date of grant.

Performance-based restricted stock awards were granted because these awards are consistent with market best practices for executive pay and reward our executives appropriately for company performance over the long-term on both an absolute and relative basis. For the 2015-2017 performance period, the Compensation Committee approved relative total shareholder return, or rTSR, as the metric for the performance-based restricted stock awards, with our rTSR compared to the same premier industrial peer group companies that are used to assess competitive pay, with the addition of Eaton Corporation plc and Cummins Inc., which we believe remain relevant comparators from a performance perspective despite their larger size. The Compensation Committee set a performance target for rTSR at the 50th percentile of the TSRs of the peer group for the three-year period from January 1, 2015 to December 31, 2017. Possible payouts for the performance-based restricted stock awards range from zero if actual 2015-2017 rTSR is below the 25th percentile of the TSRs of the peer group to 200% if actual 2015-2017 rTSR is at or above the 75th percentile of the TSRs of the peer group. Performance-based restricted stock awards earned based on 2015-2017 performance will vest in 2018.

The number of stock options, restricted stock and performance shares granted was determined based on a target dollar value for each executive which was intended to provide a competitive total compensation opportunity relative to market practices, although no specific percentile of market was targeted and the actual value relative to market varies by individual position. Target values for each of our NEOs for 2015 were as follows:

Name	Target Value of Long-Term Equity Incentive Awards ($)
Lawrence E. Dewey	3,000,000
David S. Graziosi	920,000
Michael G. Headly	450,000
Randall R. Kirk	450,000
David L. Parish	462,000

The target value was then divided by a 60-day average share price to determine the number of shares to grant, with one-third allocated to stock options, one-third allocated to restricted stock and one-third allocated to performance shares for our NEOs. The number of shares allocated to stock options was then multiplied by two to reflect the lower value of a stock option as compared to a share of restricted stock. Our NEOs were granted the following awards on February 18, 2015:

Name	Stock Options (#)	Restricted Stock (#)	Performance Shares (at Target) (#)
Lawrence E. Dewey	60,940	30,470	30,470
David S. Graziosi	18,690	9,345	9,345
Michael G. Headly	9,142	4,571	4,571
Randall R. Kirk	9,142	4,571	4,571
David L. Parish	9,386	4,693	4,693

The value of the awards as reported in the Summary Compensation Table are computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC 718. As a result, the equity award values in the Summary Compensation Table differ from the target values described above and used to calibrate the number of shares granted.

2016 PROXY STATEMENT	41

Defined Contribution Plans

We maintain a defined contribution plan that is tax-qualified under Section 401(k) of the Internal Revenue Code, or the Code, and that we refer to as the 401(k) Plan. The 401(k) Plan permits eligible salaried employees of the Company to defer receipt of portions of their eligible salaries, subject to certain limitations imposed by the Code, by making contributions to the 401(k) Plan.

We provide matching contributions to the 401(k) Plan in an amount equal to one hundred percent of each participant’s contributions, up to a maximum of four percent of the participant’s annual eligible salary and subject to certain other limits. We make additional contributions to the 401(k) Plan on behalf of certain groups of participants, depending on the date of their commencement of service with our predecessor and whether they are eligible to participate in our defined benefit plan as described below. These contributions are in amounts of either one percent and/or four percent of eligible salary, subject to certain other limits. All matching contributions fully vest after three years of service.

The 401(k) Plan is offered on a nondiscriminatory basis to all our salaried employees, including NEOs, who meet the eligibility requirements. The Compensation Committee believes that matching and other contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-qualified basis and to achieve financial security, thereby promoting retention.

Defined Benefit Plans

Annual retirement benefits under the Allison Transmission Retirement Program for Salaried Employees accrue at a rate of 1.25% of base wages each year for certain groups of participants, depending on the date of their commencement of service with our predecessor. The full retirement benefit is generally payable to participants who retire on or after attaining age 62 with 10 years of service, and a reduced early retirement benefit is generally available to participants who retire on or after age 55 with 10 years of service or who retire at any age with 30 years of service. No offsets are made for the value of any social security benefits earned.

Similar to the 401(k) Plan, this defined benefit plan is a nondiscriminatory tax-qualified retirement plan that provides eligible participants with an opportunity to earn retirement benefits and provides for financial security. Generally, eligible participants are those employees who commenced service with our predecessor on or before January 1, 2007. Employees commencing service after January 1, 2007 are not eligible to participate in this plan. Offering these benefits is an additional means for us to retain well-qualified executives. Each of Messrs. Dewey, Headly, Kirk and Parish participate in our defined benefit plan. For additional information on the accrued pension benefits for the NEOs in 2015, see the “Pension Benefits for 2015” table below.

Deferred Compensation Plan

We maintain the Allison Transmission, Inc. Deferred Compensation Plan, or the Deferred Compensation Plan, a non-qualified deferred compensation plan that permits a select group of our management, including the NEOs, and other key employees to defer up to 50% of their compensation. We provide matching contributions to the Deferred Compensation Plan in an amount equal to 4% of the participant’s deferral election that is in excess of the qualified 401(k) Plan limits. A participant’s deferrals are 100% fully vested and the matching contributions are fully vested after three years of credited service. Upon death or disability of the participant or a change in control affecting us, a participant’s account becomes 100% vested.

Employment and Severance Arrangements

The Compensation Committee considers the employment and retention of a highly capable and effective management team to be essential to protecting and enhancing the interests of the Company and our stockholders. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us may result in the departure or distraction of management personnel to our detriment. Accordingly, the Compensation Committee has determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of our management and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Each of Messrs. Dewey and Graziosi entered into an employment agreement in April 2014 which provides for severance benefits upon termination of employment. In addition, in February 2014 we entered into a change in control severance agreement, or CiC Agreement, with each of Messrs. Headly, Kirk and Parish.

42	2016 PROXY STATEMENT

Mr. Dewey’s employment agreement, dated as of April 15, 2014, has an initial term ending on February 28, 2017 and is extended automatically for successive one-year periods thereafter unless either party delivers notice within specified notice periods to terminate the agreement. The employment agreement entitles Mr. Dewey to an annual base salary and annual performance-based bonus award and participation in our long-term incentive program and employee benefit programs as may be available to other senior officers from time to time. Mr. Dewey’s employment agreement prohibits him from competing with certain of our businesses during his employment and for 24 months following termination or from soliciting our employees, customers or suppliers to terminate their employment or arrangements with us during his employment and for 18 months following termination.

Mr. Graziosi’s employment agreement, dated as of April 15, 2014, has an initial term ending on February 28, 2017 and is extended automatically for successive one-year periods thereafter unless either party delivers notice within specified notice periods to terminate the agreement. The employment agreement entitles Mr. Graziosi to an annual base salary and annual performance-based bonus award and participation in our long-term incentive program and employee benefit programs as may be available to other senior officers from time to time. Mr. Graziosi’s employment agreement prohibits him from competing with certain of our businesses during his employment and for 24 months following termination or from soliciting our employees, customers or suppliers to terminate their employment or arrangements with us during his employment and for 18 months following termination.

In addition, Messrs. Dewey and Graziosi are entitled to the following retention awards pursuant to their employment agreements:

•

Cash Retention Award: For the years 2014 through 2016, Messrs. Dewey and Graziosi are entitled to receive cash retention awards payable on January 15 of the year following the year of service, in the following amounts: Mr. Dewey—$150,000 payable January 15, 2015, $300,000 payable January 15, 2016, and $500,000 payable January 15, 2017; and Mr. Graziosi—$125,000 payable January 15, 2015, $250,000 payable January 15, 2016, and $425,000 payable January 15, 2017.

•

Restricted Stock Retention Award: Messrs. Dewey and Graziosi were granted shares of restricted stock on April 15, 2014, the effective date of their respective employment agreements. Mr. Dewey received 60,000 shares of restricted stock, with 20,000 shares vesting on each of January 31, 2015, 2016 and 2017, subject to his continued employment with us. Mr. Graziosi was awarded 50,000 shares of restricted stock, with 17,500 shares vesting on January 31, 2015, 17,500 shares vesting on January 31, 2016 and 15,000 shares vesting on January 31, 2017, subject to his continued employment with us.

For information on the potential payments Messrs. Dewey and Graziosi would have received under their employment agreements had their employment been terminated by us without cause, by the executive for good reason, due to non-extension of the employment term, due to the executive’s death or disability or due to the executive’s retirement, in each case, on December 31, 2015 see “Potential Payments upon Termination or Change-in-Control” below.

The CiC Agreements are intended to ensure our management’s interests align with the best interests of our stockholders in the event of a transaction that would constitute a change in control, and also to maintain continuity of management in the context of a transaction in which we undergo a change in control (as defined in the CiC Agreement). Payments under these agreements are “double triggered,” which means that payment of severance to the executive is only paid if (i) we have experienced a change in control within two years of the executive’s termination, and (ii) the executive’s employment is terminated without cause or the executive resigns with good reason. The severance paid under the agreements will be in an amount equal to two times (1) annual base salary plus (2) target bonus amount. In addition, all unvested equity or equity-based awards will fully vest upon a qualifying termination.

For each of the NEOs, “Cause” and “Good Reason” are defined in the applicable employment agreement or CiC Agreements. For more information on the potential payments Messrs. Headly, Kirk and Parish would have received under their CiC Agreements had their employment been terminated without Cause or for Good Reason following a change in control on December 31, 2015, see “Potential Payments upon Termination or Change-in-Control” below.

Retirement of Messrs. Parish and Headly

Messrs. Parish and Headly retired from their positions effective January 1, 2016 and April 1, 2016, respectively. In connection with their retirements, both Messrs. Parish and Headly entered into Separation Agreements with us

2016 PROXY STATEMENT	43

pursuant to which they received pro-rated vesting on certain stock option and restricted stock awards and will have until three years from their retirement date to exercise vested stock options.

Other Elements of Compensation and Perquisites

We provide our executive officers, including our NEOs, with certain personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but which we recognize are an important factor in attracting and retaining talented executives. Executive officers are eligible under the same plans as all other employees for medical, dental, vision and short-term disability insurance, and may participate to the same extent as all other employees in our tuition reimbursement program. We provide higher levels of long-term disability and life insurance coverages to our executive officers than is generally available to our non-executive employees. We also provide our executive officers with the personal use of our fleet automobiles and, for certain executives (generally executives who commenced service with our predecessor prior to our separation from General Motors), an automobile allowance. We provide these supplemental benefits to our executive officers due to the relatively low cost of such benefits and the value they provide in assisting us in attracting and retaining talented executives. The value of personal benefits and perquisites we provide to each of our NEOs is set forth below in our Summary Compensation Table.

Tax Considerations

Deductibility of Executive Compensation. Section 162(m) of the Code may limit the amount that we may deduct from our federal income taxes for compensation paid to our chief executive officer and our three most highly compensated NEOs (other than our chief financial officer) to one million dollars per executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limit for certain forms of performance-based compensation. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, the Compensation Committee believes that we should not be constrained by the requirements of the Section 162(m) exception where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that would require that all executive compensation be deductible. Our Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitations when it believes these payments are appropriate and in the best interests of the Company and our stockholders.

Taxation of Parachute Payments and Deferred Compensation. We do not provide and have no obligation to provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Code Section 409A. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Code Section 409A.

Key Compensation Considerations for 2016

Promotion of Mr. Graziosi. On January 5, 2016, Mr. Graziosi was promoted to the additional role of President, in addition to his position as Chief Financial Officer, Treasurer and Assistant Secretary. In connection with his promotion and after reviewing internal and external market comparisons, the Compensation Committee approved a 13% increase in Mr. Graziosi’s base salary to $650,000 in recognition of his increased responsibilities for oversight of our Operations and Purchasing, Quality and Reliability, Legal/Corporate Affairs and Communications and Internal Audit, Human Resources and Information Systems and Services operations.

2016 iComp Program. The Compensation Committee has approved several changes to the design of our iComp program for 2016 in order to better align the program with our strategic focus over the next several years. For 2016 iComp, the Adjusted EBITDA and quality metrics have been replaced with Adjusted EBITDA margin and Revenue.

44	2016 PROXY STATEMENT

Compensation Committee Report

The Compensation Committee of the Board of Directors consists of the three directors named below, each of whom meets the independence standards of the NYSE and the rules and regulations of the SEC.

We reviewed and discussed with management the above Compensation Discussion and Analysis section included in this proxy statement. Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 and the proxy statement for the 2016 annual meeting of stockholders.

The Compensation Committee

Richard V. Reynolds, Chairman

David C. Everitt

Gregory P. Spivy

Compensation-Related Risk Assessment

Our Compensation Committee, with the assistance of our independent compensation consultant, has analyzed the potential risks arising from our compensation policies and practices, and has determined that there are no such risks that are reasonably likely to have a material adverse effect on us.

Summary Compensation Table for 2015

The following table sets forth certain information with respect to the compensation paid to our NEOs during the years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)	All Other Compensation ($)(4)	Total ($)
Lawrence E. Dewey	2015	800,000	300,000(5)	2,092,070	511,141	1,112,500	60,579	70,915	4,947,205
Chairman, President and Chief Executive Officer	2014 2013	800,000 787,500	150,000 —	2,724,252 962,064	1,439,106 1,996,154	2,012,000 1,200,000	78,118 18,087	70,448 70,397	7,273,924 5,034,202
David S. Graziosi	2015	575,000	250,000(5)	641,628	156,764	622,500	—	56,821	2,302,713
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2014 2013	575,000 575,000	125,000 —	1,753,277 297,108	439,727 616,459	1,130,000 770,000	— —	48,654 49,826	4,071,658 2,308,393
Michael G. Headly	2015	375,000	—	313,845	76,680	350,000	49,786	53,184	1,218,495
Senior Vice President, Global Marketing, Sales and Service	2014 2013	366,667 325,000	— —	145,104 127,332	213,201 264,197	570,000 333,750	60,903 21,175	51,826 49,969	1,407,701 1,121,423
Randall R. Kirk	2015	375,000	—	313,845	76,680	375,000	61,561	49,175	1,251,261
Senior Vice President, Product Engineering and Product Teams	2014 2013	333,333 325,000	— —	136,035 127,332	199,876 264,197	615,000 333,750	76,441 20,803	46,713 46,672	1,407,398 1,117,754
David L. Parish	2015	385,000	—	322,221	78,726	360,000	49,919	38,288	1,234,154
Senior Vice President, Operations and Purchasing	2014 2013	383,333 375,000	— —	154,173 141,480	226,526 293,552	675,000 425,000	60,637 18,293	52,988 52,055	1,552,657 1,305,380

(1)

Amounts shown represent the aggregate grant date fair value, computed in accordance with the ASC 718, of all awards of stock granted to the NEO in the year indicated. For a discussion of the assumptions made in the valuation of the awards, see NOTE 14 to our consolidated financial statements included in our annual report on Form 10-K for the years ended December 31, 2015, December 31, 2014 and December 31, 2013.

2016 PROXY STATEMENT	45

For 2015, amounts shown include restricted stock and performance shares granted on February 18, 2015 for all NEOs. To determine the grant date fair value of the restricted stock awards granted on February 18, 2015, we used $32.13, the closing market price of a share of our common stock as reported by the NYSE on that date.

Performance share amounts represent the value at the grant date based upon the probable outcome of the performance conditions. The following table presents the grant date fair value of the performance shares included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved:

Name	Grant Date Fair Value (Based on Probable Outcome ($))	Grant Date Fair Value (Based on Maximum Performance ($))
Mr. Dewey	1,113,069	2,226,138
Mr. Graziosi	341,373	682,746
Mr. Headly	166,979	333,957
Mr. Kirk	166,979	333,957
Mr. Parish	171,435	342,871

The amounts ultimately realized by the NEOs from the stock awards will depend on the price of our common stock in the future.

(2)

Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, of all stock option awards granted to the NEO in the year indicated. For a discussion of the assumptions made in the valuation of the awards, see NOTE 14 to our consolidated financial statements included in our annual report on Form 10-K for the years ended December 31, 2015, December 31, 2014 and December 31, 2013. For 2015, amounts shown include stock options granted on February 18, 2015.

(3)

Represents the awards earned under our annual iComp program for the year indicated. For a discussion of the determination of these amounts, see “Compensation Discussion and Analysis—2015 Compensation Decisions—Annual Performance-Based Compensation” above.

(4)	Amounts for 2015 include the following:

	Dewey	Graziosi	Headly	Kirk	Parish
Automobile allowance	16,200	—	16,200	16,200	16,200
Employer contributions under 401(k) Plan	10,600	23,850	10,500	10,600	10,267
Employer contributions under Deferred Compensation Plan	32,000	23,000	15,000	15,000	—
Allison-paid life and disability insurance premiums	10,062	3,510	11,484	7,069	11,801
Personal use of Allison automobiles	2,053	829	—	306	20
Miscellaneous(a)	—	5,632	—	—	—

a)	Represents reimbursement for cost of term life insurance policy as provided in Mr. Graziosi’s employment agreement.

(5)

Represents the retention bonuses paid to Messrs. Dewey and Graziosi in January 2016 for 2015 service pursuant to their employment agreements. For a discussion of the retention bonuses, see “Compensation Discussion and Analysis—Employment and Severance Agreements.”

46	2016 PROXY STATEMENT

Grants of Plan-Based Awards for 2015

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)			Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Lawrence E. Dewey	02/18/2015							30,470	—	—	979,001
	02/18/2015							—	60,940	32.13	511,141
	02/18/2015				15,235	30,470	60,940	—	—	—	1,113,069
	—	—	1,200,000	3,000,000
David S. Graziosi	02/18/2015							9,345	—	—	300,255
	02/18/2015							—	18,690	32.13	156,765
	02/18/2015				4,673	9,345	18,690	—	—	—	341,373
	—	—	661,250	1,653,125
Michael G. Headly	02/18/2015							4,571	—	—	146,866
	02/18/2015							—	9,142	32.13	76,680
	02/18/2015				2,286	4,571	9,142	—	—	—	166,979
	—	—	375,000	937,500
Randall R. Kirk	02/18/2015							4,571	—	—	146,866
	02/18/2015							—	9,142	32.13	76,680
	02/18/2015				2,286	4,571	9,142	—	—	—	166,979
	—	—	375,000	937,500
David L. Parish	02/18/2015							4,693	—	—	150,786
	02/18/2015							—	9,386	32.13	78,726
	02/18/2015				2,347	4,693	9,386	—	—	—	171,435
	—	—	385,000	962,500

(1)

Actual awards earned under our annual iComp program are paid in the year following the year on which performance is based, with the amounts determined using the base salary in effect at the time of payment. Amounts paid in March 2016 for 2015 performance were as follows:

Actual Payouts Under Non-Equity Incentive Plan Awards ($)
Mr. Dewey	1,112,500
Mr. Graziosi	622,500
Mr. Headly	350,000
Mr. Kirk	375,000
Mr. Parish	360,000

See “Compensation Discussion and Analysis—2015 Compensation Decisions—Annual Performance-Based Compensation” above for a discussion of the calculation of this amount.

(2)

Amounts represent the grant date fair value of stock and option awards granted to the NEOs on February 18, 2015 determined in accordance with ASC 718. With respect to equity incentive plan awards, amounts represent the value at the grant date of performance shares based upon the probable outcome of the performance conditions. For a discussion of the assumptions made in the valuation of our equity awards, see NOTE 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Narrative Discussion

Non-Equity Incentive Plan Awards. The non-equity incentive plan awards were granted under the Allison Transmission Holdings, Inc. Incentive Compensation Plan and represent the iComp opportunity for 2015. Amounts actually earned for 2015 performance are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Material terms of the iComp awards, including a discussion of the applicable performance measures and target and actual performance for 2015, are described above under “Compensation Discussion and Analysis—2015 Compensation Decisions—Annual Performance-Based Compensation.”

2016 PROXY STATEMENT	47

Equity Incentive Plan Awards. The equity incentive plan awards were granted under the 2011 Plan and represent performance-based restricted stock awards. The grant date fair value of these performance shares was $36.53 per share. Material terms of the performance shares, including a discussion of the applicable performance measure and target performance for the three-year performance period ending December 31, 2017, are described above under “Compensation Discussion and Analysis—2015 Compensation Decisions—Long-Term Equity Incentive Awards.”

Stock Awards. The stock awards were granted under the 2011 Plan. The grant date fair value of these restricted stock awards was $32.13 per share, which was the closing price of a share of our common stock on the date of grant as reported by the NYSE. The restricted stock vests on the third anniversary of the date of grant, contingent on continued employment through the vesting date. Material terms of the restricted stock are described above under “Compensation Discussion and Analysis—2015 Compensation Decisions—Long-Term Equity Incentive Awards.”

Option Awards. The option awards were granted under the 2011 Plan and represent nonqualified stock options. The grant date fair value of these awards was $8.39 per share underlying the options, as determined using a Black-Scholes option pricing model. The stock options become exercisable on the third anniversary of the grant date, contingent on continued employment through the vesting date, and expire ten years from the date of grant. The stock options have an exercise price of $32.13 per share, which was the closing price of a share of our common stock on the date of grant as reported by the NYSE. Other material terms of our option awards are described above under “Compensation Discussion and Analysis—2015 Compensation Decisions—Long-Term Equity Incentive Awards.”

48	2016 PROXY STATEMENT

Outstanding Equity Awards at December 31, 2015

The following table provides information regarding the stock options and stock awards held by the NEOs as of December 31, 2015.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(7)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Lawrence E. Dewey	190,400(1)	—	23.58	3/24/2023
	—	151,200(5)	30.23	2/17/2024
	—	60,940(6)	32.13	2/17/2025
					102,870	2,663,304	30,470	788,868
David S. Graziosi	8,496(2)	—	12.66	11/13/2017
	443,473(2)	—	16.88	11/13/2017
	58,800(1)	—	23.58	3/24/2023
	—	46,200(5)	30.23	2/17/2024
		18,690(6)	32.13	2/17/2025
					51,745	1,339,678	9,345	241,942
Michael G. Headly	2,949(3)	—	12.66	9/30/2017
	345,922(3)	—	16.88	9/30/2017
	25,200(1)	—	23.58	3/24/2023
	—	22,400(5)	30.23	2/17/2024
		9,142(6)	32.13	2/18/2025
					9,371	242,615	4,571	118,343
Randall R. Kirk	6,000(3)	—	8.44	9/30/2017
	73,981(3)	—	12.66	9/30/2017
	106,437(3)	—	16.88	9/30/2017
	67,439(4)	—	8.44	10/21/2019
	58,471(4)	—	12.66	10/21/2019
	159,656(4)		16.88	10/21/2019
	25,200(1)	—	23.58	3/24/2023
	—	21,000(5)	30.23	2/17/2024
		9,142(6)	32.13	2/18/2025
					9,071	234,848	4,571	118,343
David L. Parish	145,951(3)	—	12.66	9/30/2017
	345,922(3)	—	16.88	9/30/2017
	28,000(1)	—	23.58	3/24/2023
	—	23,800(5)	30.23	2/17/2024
		9,386(6)	32.13	2/17/2025
							4,693	121,502

(1)	The option became exercisable with respect to 100% of the underlying shares on December 15, 2015.

(2)	The option became exercisable with respect to 20% of the underlying shares on each of November 12, 2008, November 12, 2009, November 12, 2010, November 12, 2011 and November 12, 2012.

(3)	The option became exercisable with respect to 20% of the underlying shares on each of August 7, 2008, August 7, 2009, August 7, 2010, August 7, 2011 and August 7, 2012.

(4)	The option became exercisable with respect to one-third of the underlying shares on October 1, 2010, October 1, 2011 and October 1, 2012.

(5)	The option vests with respect to 100% of the underlying shares on December 1, 2016.

(6)	The option vests with respect to 100% of the underlying shares on February 18, 2018.

(7)	Includes unvested restricted stock.

2016 PROXY STATEMENT	49

(8)

Calculated by multiplying the number of shares of restricted stock that have not vested by $25.89, the closing price of a share of our common stock on December 31, 2015 as reported by the NYSE. The table below shows the vesting dates for the number of shares of common stock underlying unvested awards:

	Vesting Date	Restricted Stock (#)
Mr. Dewey	12/01/2016	32,400
	01/31/2016	20,000
	01/31/2017	20,000
	02/18/2018	30,470
Mr. Graziosi	12/01/2016	9,900
	01/31/2016	17,500
	01/31/2017	15,000
	02/18/2018	9,345
Mr. Headly	12/01/2016	4,800
	02/18/2018	4,571
Mr. Kirk	12/01/2016	4,500
	02/18/2018	4,571
Mr. Parish	12/01/2016	5,100
	02/18/2018	4,693

(9)	Includes unvested and unearned performance shares at target level.

(10)

Calculated by multiplying the number of performance shares that have not vested by $25.89, the closing price of a share of our common stock on December 31, 2015 as reported by the NYSE. The performance shares vest no later than February 28, 2018, subject to achievement of the performance conditions.

Options Exercised and Stock Vested during 2015

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Lawrence E. Dewey	1,110,867	18,664,247	62,938	1,701,997
David S. Graziosi	—	—	30,756	880,163
Michael G. Headly	88,940	1,629,143	5,678	142,234
Randall R. Kirk	85,000	1,698,060	5,678	142,234
David L. Parish	500	8,940	6,311	158,090

(1)	Includes RSUs and dividend equivalents that vested on December 15, 2015 and restricted stock that vested on January 31, 2015, as follows:

	RSUs (#)	Dividend Equivalents (#)	Restricted Stock (#)
Mr. Dewey	40,800	2,138	20,000
Mr. Graziosi	12,600	656	17,500
Mr. Headly	5,400	278	—
Mr. Kirk	5,400	278	—
Mr. Parish	6,000	311	—

50	2016 PROXY STATEMENT

Pension Benefits for 2015

The following table sets forth information regarding the accrued pension benefits for the NEOs for 2015 under our defined benefit plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lawrence E. Dewey	Allison Transmission Retirement Program for Salaried Employees	8.4	341,248	—
Michael G. Headly	Allison Transmission Retirement Program for Salaried Employees	8.4	362,154	—
Randall R. Kirk	Allison Transmission Retirement Program for Salaried Employees	8.4	332,201	—
David L. Parish	Allison Transmission Retirement Program for Salaried Employees	8.4	363,161	—

Messrs. Dewey, Headly, Kirk and Parish participate in our defined benefit plan. Mr. Graziosi did not commence service with our predecessor prior to January 1, 2007 and is therefore not eligible to participate in our defined benefit plan. For a description of this plan see “Compensation Discussion and Analysis—Defined Benefit Plans” above.

For information with respect to the valuation methods and material assumptions applied in quantifying the present value of the accrued benefits under the pension plan, see NOTE 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Nonqualified Deferred Compensation for 2015

The following table sets forth information regarding the nonqualified deferred compensation for the NEOs for 2015 under our Deferred Compensation Plan. For a description of this plan see “Compensation Discussion and Analysis—Deferred Compensation Plan” above.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Lawrence E. Dewey	140,600	32,000	(2,271)	—	344,494
David S. Graziosi	28,750	23,000	1,939	—	189,595
Michael G. Headly	169,500	15,000	(1,624)	—	318,395
Randall R. Kirk	37,500	15,000	524	—	127,167
David L. Parish	657,528	—	1,949	48,469	1,245,839

(1)	The amounts shown in this column are reported in the Summary Compensation Table for 2015 as follows:

	Amount Reported in the Summary Compensation Table as part of Salary ($)	Amount Reported in the Summary Compensation Table as part of Non- Equity Incentive Plan Compensation ($)
Mr. Dewey	40,000	100,600
Mr. Graziosi	28,750	—
Mr. Headly	112,500	57,000
Mr. Kirk	37,500	—
Mr. Parish	—	657,528

(2)	The amounts shown in this column are reported in the Summary Compensation Table for 2015 as part of All Other Compensation.

(3)	The amounts shown in this column are not reported as compensation in the Summary Compensation Table as they do not represent above-market or preferential earnings on deferred compensation.

2016 PROXY STATEMENT	51

(4)	Of the amounts shown in this column, the following amounts are reported in the Summary Compensation Table:

	Aggregate Amount Reported in the Summary Compensation Table of this Proxy Statement for 2015 ($)	Aggregate Amount Reported in the Summary Compensation Table of this Proxy Statement for 2014 ($)	Aggregate Amount Reported in the Summary Compensation Table of this Proxy Statement for 2013 ($)
Mr. Dewey	172,600	72,000	70,875
Mr. Graziosi	51,750	51,750	51,750
Mr. Headly	184,500	86,355	29,250
Mr. Kirk	52,500	30,000	29,250
Mr. Parish	657,528	490,997	105,533

Potential Payments upon Termination or Change-in-Control

Messrs. Dewey and Graziosi each have an agreement which provides for severance benefits upon termination of employment. See “Compensation Discussion and Analysis—Employment and Severance Arrangements” above. Assuming a termination of employment effective as of December 31, 2015 (i) by us without cause, (ii) due to the executive’s death or disability, (iii) due to our nonextension of the executive’s employment term or (iv) due to the executive’s resignation for good reason, Messrs. Dewey and Graziosi would have received the following severance payments and benefits:

Name	Payment Type	Termination Without Cause, Resignation for Good Reason or Non-Extension of Term by Company ($)	Termination Due to Death or Disability ($)
Lawrence E. Dewey	Salary	2,400,000	1,600,000
	Bonus	4,512,000	3,008,000
	Stock Options (Accelerated)(1)	—	—
	Restricted Stock (Accelerated)(2)	3,452,173	1,525,067
	Unpaid Retention Award	800,000	—
	Benefit continuation(3)	72,264	123,019

	Total	11,236,437	6,256,086

David S. Graziosi	Salary	1,725,000	1,150,000
	Bonus	2,725,000	1,816,667
	Stock Options (Accelerated)(1)	—	—
	Restricted Stock (Accelerated)(2)	1,581,620	888,309
	Unpaid Retention Award	675,000	—
	Benefit continuation(3)	51,586	93,222

	Total	6,758,206	3,948,198

(1)

Amounts represent the value of unvested stock options held by the NEO that would vest as a result of the specified termination event. Value is calculated on the basis of the difference between the exercise price and $25.89, the closing price of our common stock on the NYSE on December 31, 2015, multiplied by the number of shares of common stock underlying “in-the-money” options.

(2)

Amount represents the value of unvested restricted stock held by the NEO that would vest as a result of the specified termination event. Value is calculated by multiplying the number of unvested restricted stock that would vest by $25.89, the closing price of our common stock on the NYSE on December 31, 2015.

(3)	Consists of continuation of group health benefits. The value of the health benefits was calculated using an estimate of the cost to us of such health coverage based upon past experience.

52	2016 PROXY STATEMENT

Messrs. Headly, Kirk and Parish each have a CiC Agreement which provides for severance benefits upon a termination of employment by us without cause or by the executive for good reason, in either case, within two years following a change in control. See “Compensation Discussion and Analysis—Employment and Severance Arrangements” above. Assuming a termination of employment in the event of a change in control had occurred on December 31, 2015, Messrs. Headly, Kirk and Parish would have received the following severance payments and benefits:

Name	Payment Type	Termination Without Cause or for Good Reason ($)
Michael G. Headly	Salary	750,000
	Bonus	750,000
	Stock Options (Accelerated)(1)	—
	Restricted Stock (Accelerated)(2)	360,958

	Total	1,860,958
Randall R. Kirk	Salary	750,000
	Bonus	750,000
	Stock Options (Accelerated)(1)	—
	Restricted Stock (Accelerated)(2)	353,191

	Total	1,853,191
David L. Parish	Salary	770,000
	Bonus	770,000
	Stock Options (Accelerated)(1)	—
	Restricted Stock (Accelerated)(2)	375,043

	Total	1,915,043

(1)

Amounts represent the value of unvested stock options held by the NEO that would vest as a result of the specified termination event. Value is calculated on the basis of the difference between the exercise price and $25.89, the closing price of our common stock on the NYSE on December 31, 2015, multiplied by the number of shares of common stock underlying “in-the-money” options.

(2)

Amount represents the value of unvested restricted stock held by the NEO that would vest as a result of the specified termination event. Value is calculated by multiplying the number of unvested restricted stock that would vest by $25.89, the closing price of our common stock on the NYSE on December 31, 2015.

We provide higher levels of life insurance coverage to certain of our executives, including our NEOs, than is generally available to our other employees. In the event of a termination due to death on December 31, 2015, in addition to the amounts, if any, set forth in the table above, each of our NEOs (or their estates) would be entitled under their respective life insurance policies to receive payments equal to four times their then-current base salaries, which base salary amounts are set forth above under “Compensation Discussion and Analysis—2015 Compensation Decisions—Base Compensation.”

2016 PROXY STATEMENT	53

Director Compensation

For 2015, Mr. Dewey, who is an employee of the Company, received no additional compensation for serving on our Board or its committees. During 2015, we provided the following compensation to our non-employee members of the Board:

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Brian Bernasek(1)	43,750	60,195	103,945
David Denison	67,500	99,982	167,482
David Everitt	60,000	99,982	159,982
Kosty Gilis(1)	41,667	45,723	87,389
Gregory Ledford(1)	101,667	160,178	261,844
Marsha Mishler	58,750	99,982	158,732
Thomas Rabaut	82,500	99,982	182,482
Francis Raborn	82,500	99,982	182,482
Richard V. Reynolds	78,750	99,982	178,732
Gregory Spivy	57,500	99,982	157,482

(1)

Amounts reported for Messrs. Bernasek, Gilis and Ledford represent payments attributable to Board service during 2015. While the Sponsors owned shares of our common stock, Messrs. Bernasek, Gilis and Ledford, as representatives of the Sponsors, did not receive compensation for their Board service. The Compensation Committee approved payments to Messrs. Bernasek, Gilis and Ledford in March 2015 for their Board service following the Sponsors’ sale of their remaining shares of our common stock in September 2014 through our 2015 annual meeting of stockholders. Mr. Ledford’s amounts also include payments for his service following the 2015 annual meeting of stockholders. Messrs. Bernasek and Gilis resigned from the Board on May 14, 2015 and did not receive any payments for service beyond the 2015 annual meeting of stockholders.

(2)

Amounts included in this column represent the director’s annual retainer and committee service fees. The annual retainer may be paid in common stock or cash, at the director’s election. Both the annual retainer and committee service fees may be deferred under our Director Deferred Compensation Plan. The annual retainer and committee fees included in this column were paid as follows:

Name	Annual Retainer— Common Stock (#)	Annual Retainer—Cash ($)	Committee Fees—Cash ($)	Annual Retainer and Committee Fees—DSUs (#)
Mr. Bernasek	—	—	—	1,454
Mr. Denison	—	—	—	2,478
Mr. Everitt	—	56,250	3,750	—
Mr. Gilis	866	15,625	—	—
Mr. Ledford	—	—	—	3,589
Ms. Mishler	—	56,250	2,500	—
Mr. Rabaut	2,066	—	26,250	—
Mr. Raborn	—	56,250	26,250	—
General Reynolds	—	56,250	22,500	—
Mr. Spivy	—	56,250	1,250	—

54	2016 PROXY STATEMENT

(3)

Represents the grant date fair value of the annual equity award in accordance with ASC 718. The amounts are calculated by multiplying the number of shares underlying the award by the closing price for a share of our common stock as reported by the NYSE on the date of grant and include the director’s annual equity award received in RSUs:

Name	Annual Equity Award—RSUs (#)	Annual Equity Award—DSUs (#)
Mr. Bernasek	—	1,870
Mr. Denison	—	3,162
Mr. Everitt	—	3,162
Mr. Gilis	935	—
Mr. Ledford	—	5,032
Ms. Mishler	—	3,162
Mr. Rabaut	3,162	—
Mr. Raborn	3,162	—
General Reynolds	—	3,162
Mr. Spivy	3,162	—

(4)	As of December 31, 2015, our directors had the following number of RSUs, stock options and DSUs outstanding:

Name	RSUs (#)	Stock Options (#)	DSUs (#)
Mr. Denison	—	—	19,107
Mr. Everitt	—	—	5,170
Mr. Ledford	—	—	9,853
Mr. Rabaut	3,210	—	—
Ms. Mishler	—	—	3,210
Mr. Raborn	3,210	127,322	—
General Reynolds	—	—	11,062
Mr. Spivy	3,210	—	—

The number of RSUs and DSUs includes dividend equivalents earned on the unvested awards.

Director Compensation Policy

Under our Second Amended and Restated Non-Employee Director Compensation Policy, or the Director Compensation Policy, each non-employee director receives:

•

an annual retainer for: (i) Board service, (ii) service as the chair of our Audit, Compensation and Nominating and Corporate Governance Committees, and (iii) service as a member of our Audit, Compensation and Nominating and Corporate Governance Committees and as an outside director on our Government Security Committee (the Government Security Committee was dissolved on February 18, 2016); and

•	an annual equity award.

For their service as members of our Board, all non-employee directors received an annual retainer of $75,000 payable quarterly in arrears, at the director’s election, either 100% in fully vested common stock granted under the 2015 Plan (valued based on the closing price of a share of our common stock on the NYSE on the date of grant), 100% in cash or 50% in fully vested common stock (valued as described above) and 50% in cash. For service as a member of the Compensation or Nominating and Corporate Governance Committees, each committee member received an annual cash retainer of $5,000. The annual cash retainer for service on our Audit or Government Security Committee and for service as the chair of our Government Security, Compensation or Nominating and Corporate Governance Committees is $10,000. The annual cash retainer for service as the chair of our Audit Committee is $20,000. Each non-employee director will also receive an annual equity award of $100,000 payable 100% in RSUs granted under the 2015 Plan (with the number of shares subject to the RSU based on the closing price of our common stock on the NYSE on the date of grant). The Lead Director will receive $25,000.

2016 PROXY STATEMENT	55

Director Deferred Compensation Plan

We maintain the Director Deferred Compensation Plan, a non-qualified deferred compensation plan that permits each member of our Board who is eligible to receive compensation under the Director Compensation Policy to receive deferred stock units under the Director Compensation Policy. Deferred stock units received pursuant to a director’s deferrals are subject to vesting and forfeiture as provided in the Director Compensation Policy. Each deferred stock unit represents the right to receive one share of our common stock, or an equivalent amount of cash.

Equity Compensation Plan Information

The following table summarizes the information regarding equity awards outstanding and available for future grants as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	4,038,507	(2)	$19.47	(3)	15,330,083	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	4,038,507		$19.47		15,330,083

(1)	Consists of the 2015 Plan, 2011 Plan and the 2007 Plan.

(2)	Includes 395,185 shares subject to restricted stock and RSU awards and 6,575 shares issuable upon vesting of outstanding dividend equivalents earned on unvested RSU awards.

(3)	Represents the weighted average exercise price of outstanding stock options. Does not take into consideration the shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(4)

Represents shares available for issuance under the 2015 Plan. No shares remain available for future issuance under the 2011 Plan or 2007 Plan. However, to the extent outstanding stock options under the 2011 Plan or 2007 Plan are forfeited or lapse unexercised, the shares of common stock subject to such stock options will be available for future issuance under the 2015 Plan. As of December 31, 2015, 254,705 shares that were previously subject to stock options outstanding under the 2011 Plan and the 2007 Plan were forfeited or lapsed and are now included in the number of shares available for issuance under the 2015 Plan.

56	2016 PROXY STATEMENT

Stockholder Proposals at 2017 Annual Meeting

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy card relating to the 2017 annual meeting of stockholders must be received no later than             , 2016. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to our General Counsel and Secretary by mail at One Allison Way, Indianapolis, Indiana 46222.

Notice of any director nomination or other proposal that a stockholder intends to present at the 2017 annual meeting of stockholders, but does not intend to have included in the proxy statement and form of proxy relating to the 2017 annual meeting of stockholders, must be delivered to our General Counsel and Secretary by mail at One Allison Way, Indianapolis, Indiana 46222 not earlier than the close of business on January 12, 2017 and not later than the close of business on February 11, 2017. In addition, the notice must set forth the information required by our Bylaws with respect to each director nomination or other proposal that a stockholder intends to present at the 2017 annual meeting of stockholders.

In addition, our Bylaws provide a proxy access right permitting certain of our stockholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least 3 years to submit nominations via the Company’s proxy materials for up to 25% of the directors then serving. Notice of proxy access director nominations for the 2017 annual meeting of stockholders must be delivered to our General Counsel and Secretary by mail at One Allison Way, Indianapolis, Indiana 46222 not earlier than the close of business on              and not later than the close of business on             . In addition, the notice must set forth the information required by our Bylaws with respect to each proxy access director nomination that a stockholder intends to present at the 2017 annual meeting of stockholders.

A copy of the Bylaw provisions may be obtained by contacting our General Counsel and Secretary.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filings by Allison under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” and “Compensation Committee Report” do not constitute soliciting material and should not be deemed filed with the SEC or incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate them by reference into such filing.

The information on our website, www.allisontransmission.com, is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the SEC.

2016 PROXY STATEMENT	57

Appendix A: Proposed Amendment to our Second Amended and Restated Certificate of Incorporation

AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION

OF

ALLISON TRANSMISSION HOLDINGS, INC.

Allison Transmission Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1.           The Second Amended and Restated Certificate of Incorporation is hereby amended as follows:

A.           Article SEVENTH, Section 1 is amended and restated in its entirety as follows:

1.           Board Structure. Commencing with the directors standing for election at the 2016 annual meeting of stockholders, and the 2017 annual meeting of stockholders for all other directors, each director, other than any directors elected by the holders of shares of any class or series of Preferred Stock provided for or fixed pursuant to the provisions of Article Sixth hereof (the “Preferred Stock Directors”), shall be elected at the annual meeting of stockholders and hold office until the next annual meeting and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.

B.           Article SEVENTH, Section 3 is amended and restated in its entirety as follows:

3.           Removal of Directors. Subject to the rights of the holders of shares of any class or series of Preferred Stock then outstanding, (i) directors serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class may be removed only for cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and (ii) all other directors may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class.

C.           The last sentence of Article SEVENTH, Section 4 is amended and restated in its entirety as follows:

Any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor shall be elected and qualified.

2.           The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Second Amended and Restated Certificate of Incorporation to be duly executed as of the             day of         , 2016.

By:

Name:	Lawrence E. Dewey
Title:	Chairman and Chief Executive Officer

APPENDIX A	A-1

ALLISON TRANSMISSION HOLDINGS, INC.

ONE ALLISON WAY

INDIANAPOLIS, IN 46222

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E04151-P73361 KEEP THIS PORTION FOR YOUR RECORDS

- - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - -

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLISON TRANSMISSION HOLDINGS, INC.
The Board of Directors recommends you vote FOR the following proposals:
1.

To elect three directors to serve until (A) the 2017 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is approved by our stockholders, or (B) the 2019 annual meeting of stockholders, or until their successors are duly elected and qualified, if Proposal 4 to declassify our Board is not approved by our stockholders;

Nominees:	For	Against	Abstain			For	Against	Abstain
1a. David F. Denison	☐	☐	☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;	☐	☐	☐

1b. David C. Everitt	☐	☐	☐	3.	An advisory non-binding vote to approve the compensation paid to our named executive officers; and	☐	☐	☐

1c. James A. Star	☐	☐	☐	4.	To approve an amendment to our Second Amended and Restated Certificate of Incorporation to declassify our Board and to provide for annual election of all directors.	☐	☐	☐

				If any other business properly comes before the 2016 Annual Meeting, or any adjournments or postponements thereof, the persons named as proxies intend to vote the shares represented by your proxy in their discretion on such business.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report to Security Holders are available at https://materials.proxyvote.com/01973R.

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E04152-P73361

ALLISON TRANSMISSION HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2016 10:00 A.M., EDT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Lawrence E. Dewey, David S. Graziosi and Eric C. Scroggins, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Allison Transmission Holdings, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., EDT on May 12, 2016, at the Omni Severin Hotel, 40 West Jackson Place, Indianapolis, IN 46225 and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of 2016 Annual Meeting of Stockholders and of the accompanying Proxy Statement, and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If properly executed, but no such direction is made, this proxy will be voted “FOR” all listed nominees for election to the Board of Directors, “FOR” Proposals 2, 3 and 4, and in the discretion of the proxies on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side